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                                                               EXECUTION COPY











                      AMENDED AND RESTATED CREDIT AGREEMENT



                                   Dated as of
                                 October 3, 1996
                                      among


                             PAYLESS CASHWAYS, INC.,



                           THE LENDERS LISTED HEREIN,

              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
                  as ADMINISTRATIVE AGENT AND COLLATERAL AGENT,



                            THE BANK OF NOVA SCOTIA,
                         NATIONSBANK OF TEXAS, N.A., and
                       BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION,
                                  as CO-AGENTS










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                      AMENDED AND RESTATED CREDIT AGREEMENT

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 3, 1996, among PAYLESS CASHWAYS, INC., an Iowa corporation (the "Borrower"), the Lenders (as hereinafter defined), CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY (acting through one or more of its agencies, branches or affiliates, "CIBC"), as Administrative Agent (in such capacity, together with any successor administrative agent, the "Administrative Agent") and as Collateral Agent (in such capacity, together with any successor collateral agent, the "Collateral Agent"), CIBC, as Letter of Credit Bank (as hereinafter defined) and THE BANK OF NOVA SCOTIA, NATIONSBANK OF TEXAS, N.A., and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agents (in such capacity, together with any successor co-agents, the "Co-Agents").

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, the Borrower, certain of the Lenders, the Administrative Agent, the Collateral Agent and the Co-Agents are parties to the Credit Agreement, dated as of November 18, 1994, as amended and restated pursuant to the Amended and Restated Credit Agreement, dated as of November 20, 1995 (as amended prior to the date hereof, the "Existing Credit Agreement");

                  WHEREAS, the Borrower is obligated to certain of the Lenders in respect of (i) revolving credit loans (the "Existing Revolving Loans") made pursuant to revolving credit commitments in the aggregate principal amount of $369,142,857.14 (the "Existing Revolving Commitments") extended pursuant to the Existing Credit Agreement and evidenced by certain revolving notes (the "Existing Revolving Notes"), (ii) certain letters of credit (the "Existing
Letters of Credit"), (iii) term loans in the aggregate outstanding principal amount of $38,857,142.86 (the "Existing Tranche B Term Loans" and, together with the Existing Revolving Loans, the "Existing Loans") extended pursuant to the Existing Credit Agreement and evidenced by a certain term note (the "Existing Tranche B Term Note" and, together with the Existing Revolving Notes, the
"Existing Notes"), and (iv) accrued and unpaid interest, accrued and unreimbursed fees and expenses and certain other contingent obligations (collectively, the "Existing Other Obligations" and together with the Existing Revolving Loans, the Existing Tranche B Term Loans and the Existing Letters of Credit, the "Existing Obligations");

                  WHEREAS, the due and punctual payment of the Existing Obligations is secured by, inter alia, certain assets of and capital stock owned by the Borrower in which the Borrower has granted to the Collateral Agent security interests pursuant to (x) that certain Borrower Security Agreement, dated as of November 18, 1994, between the Borrower and the Collateral Agent (as


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heretofore  amended,  modified and supplemented from time to time, the "Existing
Security Agreement"), (y) that certain Note Pledge Agreement, dated as of November 18, 1994, between the Borrower and the Collateral Agent (as heretofore amended, modified and supplemented (including all Pledge Agreement Supplements heretofore executed and delivered) from time to time, the "Existing Note Pledge Agreement"), and (z) that certain Stock Pledge Agreement, dated as of November 18, 1994, between the Borrower and the Collateral Agent (as heretofore amended, modified and supplemented (including all Pledge Agreement Supplements heretofore
executed  and  delivered)   from  time  to  time,  the  "Existing  Stock  Pledge
Agreement");

                  WHEREAS, the Borrower has requested, and the Lenders, the Administrative Agent, the Collateral Agent and the Co-Agents have agreed that the Existing Credit Agreement shall be amended, restated and extended to (a) permit the Borrower to pursue its Business Plan (as hereinafter defined), (b) make a $60,000,000 senior secured swingline revolving loan facility available to the Borrower to provide additional liquidity to the Borrower, (c) restructure the Existing Obligations as provided herein and (d) otherwise amend, extend and restate the Existing Credit Agreement in its entirety as more fully set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

                  "Additional Collateral" means all real and personal property of the Borrower and its Subsidiaries, whether tangible or intangible and whether now existing or hereafter acquired, in which a security interest, assignment or lien was not granted or continued pursuant to the Existing Credit Agreement, Existing Security Agreement, Existing Note Pledge Agreement or Existing Stock Pledge Agreement, and which as of the Closing Date has or hereafter will be granted to the Collateral Agent pursuant to the Security Documents for the benefit of the Secured Parties, including (without limitation) all Inventory, Available Property, fixtures affixed to all Available Property, assets of each Subsidiary formed or acquired after the Closing Date and all proceeds of each of the foregoing.

                  "Adjusted London Interbank Offered Rate" applicable to each day during any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable LIBOR by (ii) 1.00 minus the Euro-Dollar Reserve Percentage in effect for such day.

                  "Administrative Agent" has the meaning set forth in the first paragraph of this Agreement.


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                  "Affiliate",  as  applied to any  Person,  means (x) any other
Person directly or indirectly controlling, controlled by, or under common control with, that Person or (y) any other Person that owns or controls five percent (5%) or more of any class of equity securities of that Person or any of its Affiliates. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "After-Acquired Property" has the meaning set forth in Section 8.28.

                  "Aggregate Outstanding Revolving Extensions of Credit" means, as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender then outstanding and (b) the amount of such Lender's Participating Interest in the L/C Obligations then outstanding.

                  "Agreement" means this Credit Agreement, as amended, amended and restated, extended, modified or supplemented from time to time in accordance with the terms hereof.

                  "Amendment Fee" has the meaning set forth in Section 2.6(d).

                  "Annual Budget" means the Borrower's Annual Budget as defined in, and delivered pursuant to, Section 8.1(l).

                  "Applicable Margin" means:

                  (a) with respect to the Swingline Loans, the Revolving Loans and the Tranche A Term Loans, two and one-half percent (2.5%) per annum for Euro-Dollar Loans and one and one-half percent (1.5%) for CIBC Alternate Base Rate Loans.

                  (b) with respect to the Tranche B Term Loans, three percent (3%) per annum for Euro-Dollar Loans and two percent (2%) per annum for CIBC Alternate Base Rate Loans.

                  "Application" means an application, in such form as the Letter of Credit Bank may specify from time to time (a form of which is attached hereto as Exhibit P), requesting the Letter of Credit Bank to open a Letter of Credit, as such application may be amended, modified or supplemented from time to time.

                  "Available Property" means all real property, buildings, improvements and fixtures owned or leased by the Borrower or any


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Subsidiary which are not subject to any Lien  constituting a mortgage,  security interest or pledge securing Debt, including (without limitation) the properties listed on Schedule III and properties held for resale by the Borrower. To the extent that any real property, buildings, improvements and fixtures owned or leased by the Borrower or any Subsidiary, which do not constitute Available Property as of the date hereof, become, after the date hereof unencumbered by the Lien which constituted a mortgage, security interest, or pledge securing Debt, such real property, buildings, improvements and fixtures shall, on the date such Lien is released, become Available Property unless such property becomes encumbered by a Lien securing Permitted Refinancing Debt concurrently with the release of such Lien or within 60 days of such release; provided, that on or prior to the date such Lien is released, the Borrower shall have given written notice to the Administrative Agent of its intention to refinance the Debt secured by such Lien with Permitted Refinancing Debt. Any real property, buildings, fixtures or improvements which are leased by the Borrower shall be considered Available Property if the subject lease does not prohibit the granting to the Administrative Agent of a Mortgage. If the subject lease contains such a prohibition, such property shall be considered Available Property upon the Borrower's obtaining a landlord's consent to a Mortgage, which the Borrower agrees to use its reasonable best efforts to obtain.

                  "Bank Obligations" means all obligations and liabilities of the Borrower and its Subsidiaries under or in connection with the Credit Documents, now existing or hereafter created, contingent or not, due or not, arising by operation of law or otherwise.

                  "Beneficial Ownership" by a Person when used with respect to any Voting Shares is defined to mean beneficial ownership by such Person of such Voting Shares as defined in Rule 13d-3 of the Exchange Act.

                  "Borrower" has the meaning set forth in the first paragraph of this Agreement.

                  "Borrowing" means a borrowing by the Borrower hereunder consisting of Swingline Loans, Revolving Loans or Term Loans made by the relevant Lenders pursuant to Section 2. A Borrowing is a "CIBC Alternate Base Rate Borrowing" if such Loans are CIBC Alternate Base Rate Loans and a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

                  "Borrowing Date" means, any Domestic Business Day or, in the case of Euro-Dollar Loans, any Euro-Dollar Business Day, specified in a notice pursuant to (a) Section 2.2 as a date on which the Borrower requests the relevant Lenders to make Swingline Loans or Revolving Loans, respectively, hereunder or (b) Section 3.2 as a date on which the Borrower requests the Letter of Credit Bank to issue a Letter of Credit hereunder.



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                  "Business Plan" means the revised financial projections of the
Borrower dated on or about June 13, 1996, as amended and supplemented on or about September 3, 1996, September 5, 1996 and September 9, 1996 and as amended from time to time in a manner not inconsistent with the terms and provisions of this Agreement.

                  "Capco Subleases" means those twelve certain Sublease Agreements, each dated as of September 1, 1982, between the Borrower and Capco Realty Corp., a Delaware corporation ("Capco"), pursuant to which the Borrower subleases from Capco twelve stores located at the respective sites identified on Schedule A to such Sublease Agreements, which Capco in turn leases from Paycap Associates Limited Partnership, a Connecticut limited partnership ("Paycap") pursuant to twelve Master Lease Agreements between Paycap and Capco, each dated as of September 1, 1982.

                  "Cash   Management   Obligations"   means  all  Existing  Cash
Management Obligations and all New Cash Management Obligations.

                  "Change of Control" means the occurrence of either of the following events: (x) any Person or any Persons acting together which would constitute a Group, together with any Affiliates thereof, shall after the Closing Date acquire or hold Voting Shares of the Borrower such that such Person or Group, together with such Affiliates, have Beneficial Ownership of Voting Shares of the Borrower entitling such Person or Group, together with such Affiliates, to exercise at least 40% of the total voting power of all classes of Voting Shares of the Borrower; or (y) any Person or any Group of Persons, together with any Affiliates thereof, shall succeed in having a sufficient number of its or their nominees elected to the Board of Directors of the Borrower such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Borrower.

                  "Charged Party" has the meaning set forth in Section 5.3(a).

                  "Charges" has the meaning set forth in Section 5.3(a).


                  "CIBC" has the meaning set forth in the first paragraph of this Agreement.

                  "CIBC Alternate Base Rate" means on any particular date, a rate of interest per annum equal to the higher of:

                           (a) the rate of interest most recently announced by CIBC at its Domestic Lending Office as its base rate; and

                           (b) the Federal Funds Rate for such date plus 1/2 of 1.0%.




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The CIBC Alternate Base Rate is not  necessarily  intended to be the lowest rate of interest charged by CIBC in connection with extensions of credit.

                  "CIBC Alternate Base Rate Borrowing" has the meaning set forth in the definition of "Borrowing" in this Section 1.1.

                  "CIBC Alternate Base Rate Loan" means a Swingline Loan, a Revolving Loan or a Term Loan which bears interest as provided in Section 2.5(a).

                  "Closing Date" means the date on which each of the conditions precedent to the effectiveness of this Agreement contained in Section 6.2 shall have been satisfied or waived in accordance with the terms and conditions hereof.

                  "Co-Agents" has the meaning set forth in the first paragraph of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Collateral" means all Original Collateral and all Additional Collateral.

                  "Collateral Agent" has the meaning set forth in the first paragraph of this Agreement.

                  "Commitments" means, with respect to each relevant Lender, the sum of (i) such Lender's Swingline Commitment (if any) plus (ii) such Lender's Revolving Commitment.

                  "Commitment Transfer Supplement" means a Commitment Transfer Supplement substantially in the form of Exhibit M.

                  "Consolidated Current Liabilities" means at any date (i) the consolidated current liabilities (less any consolidated current Debt of the type described in clauses (i)-(iv) of the definition of "Debt" in this Section 1.1) of the Borrower and its Consolidated Subsidiaries plus (ii) the current liabilities (other than any consolidated current Debt of the type described in clauses (i)-(iv) of the definition of "Debt" in this Section 1.1) of any Person (other than the Borrower or a Consolidated Subsidiary) which are Guaranteed by the Borrower or a Consolidated Subsidiary, all determined as of such date in accordance with GAAP.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP as of such date.






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                  "Contractual Obligation" as to any Person, means any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Covered  Obligations"  means  the  Existing  Cash  Management
Obligations, the Hedging Obligations and the Foreign Exchange Obligations to the extent that together such Obligations do not exceed $10,000,000 in the aggregate; provided, that if the aggregate amount of Existing Cash Management Obligations, Hedging Obligations and Foreign Exchange Obligations, together exceed $10,000,000, such Existing Cash Management Obligations, Hedging Obligations and Foreign Exchange Obligations shall constitute "Covered Obligations" only to the extent of the ratio, expressed as a fraction, of the amount of such Obligations to the aggregate amount of all Existing Cash Management Obligations, Hedging Obligations and Foreign Exchange Obligations multiplied by $10,000,000.

                  "Credit Documents" means this Agreement, the Notes, the Applications, the Security Documents, the Fee Letter and all documents, instruments and agreements executed and/or delivered in connection herewith or therewith, as each may be amended, amended and restated, extended, modified, supplemented, replaced or substituted for from time to time.

                  "Debt" of any Person means, at any date, without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, including (without limitation) the Synthetic Lease Obligations, whether or not such Debt is assumed by such Person, (vi) all Debt of others Guaranteed by such Person, (vii) indebtedness and other obligations arising under acceptance facilities and the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder or payment requests honored with respect thereto, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (other than fully paid interest rate cap arrangements), (ix) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, and (x) any withdrawal or other liability incurred under ERISA by such Person (or, if such Person is the Borrower, the Borrower and its ERISA Affiliates) to a Multiemployer Plan.






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                  "Debt for Borrowed Money" of any Person means the Debt of such
Person  described  in clauses (i) and (ii) of the  definition  of "Debt" in this
Section 1.1.

                  "Debt to EBITDAR Ratio" means, as at the last day of any fiscal quarter of the Borrower, the ratio of (i) the aggregate amount of then outstanding Debt of the Borrower and its Subsidiaries described in clauses (i) through (vi) of the definition of "Debt" in this Section 1.1 (exclusive of any Swingline Loans and any Synthetic Lease Obligations then outstanding) to (ii) EBITDAR for the four consecutive fiscal quarters then ending.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulting   Lender"   has  the  meaning  set  forth  in  the
definition of "Majority Lenders".

                  "Documentary Letter of Credit Commitment" has the meaning set forth in Section 3.1.

                  "Documentary  Letters of Credit"  has the meaning set forth in
Section 3.1.

                  "Dollars" or "$" to means lawful currency of the United States of America.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means initially, as to each Lender, its office designated as such on Schedule I, and thereafter, upon notice to the Borrower and the Administrative Agent, such other office of such Lender, if any, which shall be making or maintaining CIBC Alternate Base Rate Loans.

                  "Dual Path Capital Expenditures" means expenditures for fixed or capital assets made or accrued in connection with the Business Plan and identified as such in Section 8.12.

                  "EBITDAR" means, for any period, the consolidated net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period (excluding extraordinary, unusual or non-recurring gains and losses or (without duplications) special charges), plus without duplication in accordance with GAAP the sum of (i) interest and tax expense of the Borrower and its Consolidated
Subsidiaries for such period to the extent deducted in determining such consolidated net income plus (ii) depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining such consolidated net income, plus
(iii) Rent Expense of the Borrower and its Consolidated Subsidiaries for such period.

                  "Environmental Law" has the meaning set forth in
Section 8.20(e).

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower or any Subsidiary is a member and which is under common control with the Borrower or any Subsidiary within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

                  "ERISA Event" means (a) a "reportable event" as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under 29 C.F.R. 2615), or (b) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate of either of them from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, which would result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate of either of them, or the incurrence of liability by the Borrower, any Subsidiary or any ERISA Affiliate of either of them under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (c) an event described in
Section 4068(f) of ERISA, or (d) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, where, in either case, such termination would result in any liability to the Borrower, a Subsidiary or any ERISA Affiliate of either of them, or (e) the failure by the Borrower, a Subsidiary or any ERISA Affiliate of either of them to make a payment to a Plan pursuant to Section 302(f)(1) of ERISA or (f) the adoption of any amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or (g) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (h) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "Euro-Dollar Borrowing" has the meaning set forth in the definition of "Borrowing" in this Section 1.1.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London, England.

                  "Euro-Dollar Lending Office" means, initially as to each Lender, its office, branch or Affiliate designated as such on Schedule I or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

                  "Euro-Dollar Loan" means a Swingline Loan, a Revolving Loan or a Term Loan which bears interest as provided in Section 2.5(b).

                  "Euro-Dollar   Reference  Bank"  means  the  principal  London
offices of CIBC or such other Lender as may be appointed pursuant to Section 11.6(i).

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non- United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 9.1.

                  "Excess Cash Flow" means, for any fiscal year, the sum for such fiscal year (without duplication) of (i) consolidated net income or loss of the Borrower and its Consolidated Subsidiaries for such period, plus (ii) an amount equal to depreciation expense, amortization expense (including the amortization of goodwill), accrued non-cash interest expense and all other non-cash charges deducted in arriving at such consolidated net income or loss, plus (iii) an amount equal to the aggregate Net Cash Proceeds of the sale, lease, transfer or other disposition of assets by the Borrower and its Consolidated Subsidiaries during such period (other than sales of Inventory in the ordinary course of business) to the extent not required to be applied to mandatory prepayments or payments on the Loans and to the extent not resulting in any mandatory permanent Commitment reduction, plus (iv) an amount equal to the increase (or less an amount equal to the decrease) in Consolidated Current Liabilities of the Borrower and its Consolidated Subsidiaries during such period plus (v) an amount equal to the increase (or less an amount equal to the decrease) in deferred tax liabilities of the Borrower and its Consolidated Subsidiaries during such period, plus (vi) the amount of any tax refunds or credits received by the

Borrower and its Consolidated Subsidiaries during such period, to the extent not required to be applied to mandatory prepayments or payments of the Loans and to the extent not resulting in any mandatory permanent Commitment reduction, plus
(vii) an amount equal to the net loss on the sale, lease, transfer or other disposition of assets by the Borrower and its Consolidated Subsidiaries (other than sales of Inventory in the ordinary course of business) to the extent included in arriving at such consolidated net income or loss, less (viii) an amount equal to the increase (or plus an amount equal to the decrease) in consolidated non-cash current assets of the Borrower and its Consolidated Subsidiaries for such period, less (ix) an amount equal to the aggregate amount of capital expenditures of the Borrower and its Subsidiaries made during such period or permitted to be carried forward into the next fiscal year pursuant to
Section 8.12 (less any amounts carried forward from prior years to the extent not expended in the current year), less (x) an amount equal to the sum of all regularly scheduled payments and any optional prepayments of principal on all Debt of the type described in clauses (i) through (iv) of the definition of "Debt" contained in Section 1.1 of the Borrower and its Consolidated Subsidiaries (other than prepayments on the Swingline Loans and the Revolving Loans to the extent not accompanied by commensurate permanent Commitment reductions hereunder) actually made during such period to the extent permitted hereunder, less (xi) an amount equal to the net gain on the sale, lease, transfer or other disposition of assets by the Borrower and its Consolidated Subsidiaries during such period (other than sales of inventory in the ordinary course of business) to the extent included in arriving at such consolidated net income or loss. Excess Cash Flow shall be calculated by reference to the audited financial statements referred to in Section 8.1(a) and such calculation shall be set forth in the Excess Cash Flow Certificate.

                  "Excess  Cash Flow  Certificate"  has the meaning set forth in
Section 2.8(d).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Cash Management Banks" means Bank of America National Trust and Savings Association, NationsBank of Texas, N.A. and First Bank National Association, and their respective Affiliates, if applicable, each in its capacity as the holder of Existing Cash Management Obligations for so long as it shall continue to hold such Obligations and any other Lender (other than the New Cash Management Bank) which provides replacement cash management services to the Borrower.

                  "Existing Cash Management Obligations" means the obligations of the Borrower to reimburse each of the Existing Cash Management Banks in respect of overdrafts, uncollected funds, returned items and reasonable related expenses arising pursuant to existing cash management arrangements as in effect immediately prior to the Closing Date.

                  "Existing Credit Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Existing Letters of Credit" has the meaning set forth in the recitals to this Agreement.

                  "Existing Loans" has the meaning set forth in the recitals to this Agreement.

                  "Existing Note Pledge Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Existing Notes" has the meaning set forth in the recitals to this Agreement.

                  "Existing Obligations" has the meaning set forth in the recitals to this Agreement.

                  "Existing Other Obligations" has the meaning set forth in the recitals to this Agreement.

                  "Existing Revolving Commitments" has the meaning set forth in the recitals to this Agreement.

                  "Existing Revolving Loans" has the meaning set forth in the recitals to this Agreement.

                  "Existing Revolving Notes" has the meaning set forth in the recitals to this Agreement.

                  "Existing Security Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Existing Stock Pledge Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Existing Tranche B Term Loans" has the meaning set forth in the recitals to this Agreement.

                  "Existing Tranche B Term Notes" has the meaning set forth in the recitals to this Agreement.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the fee letter, dated as of the date hereof, between the Borrower and the Administrative Agent with respect to certain fees, as the same may be further amended, modified or supplemented from time to time by a written instrument executed by the parties thereto.

                  "FIFO" means, as to any Inventory, the value (determined as the lower of cost or fair market value) of such Inventory calculated on a first in, first out basis.

                  "Foreign Exchange Bank" means Boatmen's First National Bank of Kansas City (together with any successor by merger or consolidation) or any other Lender which provides a replacement foreign exchange line in an amount not greater than $500,000.

                  "Foreign Exchange Obligations" means the Borrower's obligations in respect of its existing $500,000 foreign currency exchange line with the Foreign Exchange Bank and any renewals thereof which do not increase the amount of such line.

                  "GAAP" means generally accepted accounting principles.

                  "GE Credit Program Documents" means (a) the Monogram Credit Card Bank of Georgia Program Agreement, dated as of November 27, 1989, between the Borrower, Somerville and Monogram Credit Card Bank of Georgia, as such agreement has or may hereafter be amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement, together with any agreements entered into by the Borrower and Monogram Credit Card Bank of Georgia, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement; and (b) the Commercial Credit Account Purchase and Service Program Agreement, dated as of April 8, 1991, between the Borrower and General Electric Capital Corporation, as amended and restated by the Amended and Restated Commercial Credit Account Purchase and Service Program Agreement, dated as of November 28, 1993, as such agreement may hereafter be further amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement, together with any agreement entered into by the Borrower and General Electric Capital Corporation, or any affiliate, in replacement of such agreement to the extent permitted by this Agreement.

                  "Governmental Authority" means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute resolving panel or body.

                  "Group" means a "group" for purposes of Section 13(d) of the Exchange Act.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Substance" has the meaning set forth in Section 8.20(e).

                  "Hedging Agreement" means that certain ISDA Master Agreement, dated as of May 22, 1995, between CIBC and the Borrower, together with all Schedules executed in connection therewith, as amended, modified and supplemented from time to time.

                  "Hedging Bank" means CIBC in its capacity as Party A under the Hedging Agreement and any other Lender which enters into interest rate protection or hedging arrangements with the Borrower which are permitted by this Agreement.

                  "Hedging Obligations" means the obligations of the Borrower to the Hedging Bank under the Hedging Agreement.

                  "Indemnified Party" has the meaning set forth in Section 11.10

                  "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "Interest Period" means, with respect to each Euro-Dollar Borrowing, (i) initially, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or notice of conversion, as the case may be, with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Euro-Dollar Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect by irrevocable notice received by the Administrative Agent prior to 11:00 A.M., New York City time, on the day which is not less than three Euro-Dollar Business Days prior to the end of the then current Interest Period with respect thereto; provided, that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

                  (c) if any Interest Period would otherwise include a date on which a scheduled payment of principal of any of the Loans is required to be made under this Agreement but does not end on such date, then, subject to Section 5.5, (i) the Interest Period for the principal amount (if any) of each Loan required to be repaid on such date shall end on such date and (ii) the remainder (if any) of each such Loan shall have an Interest Period determined in accordance with the other provisions of this definition; and

                  (d) any Interest Period that would otherwise extend beyond the Maturity Date shall end on such date.

                  "Inter-Facility Agreement" means the Inter-Facility Agreement, dated as of November 18, 1994, by and among the Collateral Agent, the Administrative Agent, the Co-Agents, the Merchandise Letter of Credit Bank, the Borrower and Somerville, as amended, supplemented or otherwise modified from time to time with the consent of the Administrative Agent and the Majority Lenders.

                  "Inventory" means all inventory (as defined in the UCC) of any kind whatsoever now owned or hereafter acquired by the Borrower or any of its Subsidiaries, but expressly excluding inventory consigned to the Borrower or its Subsidiaries by third parties.

                  "Investment" means any investment in any Person, whether by means of asset or share purchase, capital contribution, loan, advance, time deposit or otherwise, other than any such purchase of assets from such Person, either (i) constituting a capital expenditure that is covered by Section 8.12 (including associated goodwill) or (ii) of goods in the ordinary course of the purchaser's business.

                  "L/C Fee Payment Date" means the last day of each month.

                  "L/C Obligation" means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed in accordance with Section 3.5.

                  "L/C Participants" means, collectively, with respect to any Letter of Credit, all the Revolving Lenders which have Revolving Commitments other than the Letter of Credit Bank which is the issuer thereof.

                  "L/C Rate" means a rate per annum that is at all times equal to the Applicable Margin for Euro-Dollar Loans that are Revolving Loans then in effect.

                  "Lenders"   means,   collectively,   the  Revolving   Lenders,
Swingline Lenders and Term Lenders. The initial Lenders and the respective amounts of their Commitments and Term Loans are listed on Schedule I.

                  "Lending Office" means, as to each Lender, its Domestic Lending Office or its Euro-Dollar Lending Office, as the context may require.

                  "Letter of Credit Bank" means CIBC and/or any Lender which is a commercial bank and is subsequently designated by the Borrower with the consent of such Lender and the Administrative Agent to replace the previous Letter of Credit Bank in issuing Standby Letters of Credit or Documentary Letters of Credit hereunder.

                  "Letter of Credit  Commitment"  has the  meaning  set forth in
Section 3.1.

                  "Letters of Credit" has the meaning set forth in Section 3.1.

                  "LIBOR" with respect to each Interest Period pertaining to a Euro-Dollar Loan means the rate (rounded upwards, if necessary, to the next higher 1/16 of 1%) per annum at which deposits in Dollars are offered to the Euro-Dollar Reference Bank in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of the Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind whatsoever in respect of such asset. For the purposes of this

Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loans"  means,   collectively,   the  Swingline   Loans,  the
Revolving Loans and the Term Loans.

                  "Lumberjack" means Lumberjack Stores, Inc., a California corporation.

                  "Majority Lenders" means, at any time, Lenders having an aggregate amount of the Commitments and the Term Loans (or, if no Commitments remain in effect, the Loans and any Participating Interests) which constitute, when taken together, at least 51% of the aggregate amount of all Commitments then in effect plus the aggregate amount of all Term Loans then outstanding (or, if no Commitments remain in effect, the aggregate amount of all Loans and any Participating Interests then outstanding); provided, that for the purposes of this definition, the relevant Commitments, Loans or Participating Interests of a Lender shall be disregarded if and for so long as such Lender (each, a "Defaulting Lender") shall have not theretofore made available (i) to the Administrative Agent its pro rata share of a given Borrowing in accordance with
Section 2.3(c), (ii) to the Administrative Agent or the Collateral Agent, as the case may be, its Ratable Proportion share of any amounts payable pursuant to
Section 10.6 for which payment has been requested more than five Domestic Business Days prior thereto, or (iii) to the Letter of Credit Bank its pro rata share of a given unreimbursed Reimbursement Obligation in accordance with
Section 3.4(a).

                  "Margin Stock" has the meaning set forth in Regulation U.

                  "Materially Adverse Effect" means (i) with respect to the Borrower and its Subsidiaries, any materially adverse change in the business, operations, condition (financial or otherwise), assets or prospects of the Borrower and its Subsidiaries taken as a whole, or (ii) any fact or circumstance which, singly or in the aggregate, could reasonably be expected to result in (a) a materially adverse change described in clause (i) or (b) the inability of the Borrower or any of its Subsidiaries to perform in any material respect its obligations hereunder or under the other Credit Documents.

                  "Maturity Date" means November 20, 2000, or such earlier date on which the Commitments terminate and the Notes become due and payable pursuant to Section 9.1.

                  "Maximum Rate" has the meaning set forth in Section 2.5(g).

                  "Merchandise Letter of Credit Bank" means Commerce Bank, N.A., together with its successors and assigns or any other bank which shall issue documentary letters of credit under the Merchandise Letter of Credit Facility.

                  "Merchandise Letter of Credit Facility" means the Letter of Credit Issuance and Reimbursement Agreement dated as of November 18, 1994 between Commerce Bank, N.A. and the Borrower, as such agreement may be amended, supplemented, otherwise modified or replaced from time to time with the consent of the Majority Lenders.

                  "Minority Investment" means any Investment consisting of the acquisition of non-majority ownership interests in any Person.

                  "Moody's" means Moody's Investors Service, Inc. or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Mortgages" means the fee and leasehold mortgages and deeds of trust on the Available Properties, substantially in the forms of Exhibits G-1 and G-2, respectively (with such changes as may be deemed appropriate by the Administrative Agent's local real estate counsel for the state in question), between the Borrower and the Collateral Agent for the benefit of the Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate of either of them is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary, and more than one employer other than the Borrower, any Subsidiary or an ERISA Affiliate of the Borrower or any Subsidiary, is making or accruing an obligation to make contributions or, in the event that any such plan has terminated, to which the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

                  "Net Cash Proceeds" means, with respect to any issuance or creation of any Permitted Refinancing Debt, or any sale, lease, transfer or other disposition of property or other assets or the issuance of any equity securities (other than equity securities issuable pursuant to the exercise of employee or director stock options),  (a) the cash  proceeds  received by the  Borrower  or any  Subsidiary
(including, without limitation, all cash proceeds received by way of (i) deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) receivables and other assets retained by the Borrower as part of the sales consideration), minus (b) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such financing, sale, lease or other disposition or issuance, and minus (c) in the case of any such issuance or creation of any Debt or financing, sale, lease or other disposition of assets, (i) provisions for all taxes payable for the account of the Borrower or any Subsidiary as a result thereof and in connection therewith and (ii) payments made to retire Debt (other than the Loans) secured by such assets being sold or otherwise disposed of where payment of such Debt is required in connection with such sale or disposition.

                  "New Cash Management Bank" means Boatmen's First National Bank of Kansas City (together with any successor by merger or consolidation) or any other Lender which assumes responsibility for the Borrower's primary cash management operations.

                  "New Cash Management Obligations" means the obligations of the Borrower to reimburse the New Cash Management Bank in respect of overdrafts, uncollected funds and returned items arising pursuant to cash management arrangements for the Borrower's primary cash management operations, responsibility for which is being assumed by the New Cash Management Bank.

                  "Note Pledge Agreement" means the amended and restated note pledge agreement, substantially in the form of Exhibit C, between the Borrower, the Administrative Agent, and the Collateral Agent for the benefit of the Original Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

                  "Notes"  means,   collectively,   the  Swingline   Notes,  the
Revolving  Notes,  the  Tranche  A Term Loan  Notes and the  Tranche B Term Loan
Notes.

                  "Notice of Borrowing" has the meaning set forth in
Section 2.3(a).

                  "Original Collateral" means all property (whether tangible or intangible and whether now existing or hereafter acquired) in which a security interest, assignment or lien has heretofore been granted to the Collateral Agent for the benefit of the Original Secured Parties.

                  "Original   Secured   Parties"   means,   collectively,    the
Administrative Agent, the Collateral Agent, the Co-Agents,  the

Letter of Credit Bank, the Restructuring Lenders and the Merchandise Letter of Credit Bank.

                  "Other Amounts" has the meaning set forth in Section 2.5(g).

                  "Pad Site" has the meaning set forth in the definition of "Permitted Pad Sale."

                  "Participants" has the meaning set forth in Section 11.6(b).

                  "Participating Interest" means with respect to each Letter of Credit (i) in the case of the Letter of Credit Bank, its interest in such Letter of Credit and any Application or draft or payment request relating thereto after giving effect to the granting of any participating interests therein pursuant hereto and (ii) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Application or draft or payment request relating thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Pad Sale" means any sale of that portion (any such portion, a "Pad Site") of any real property acquired by the Borrower in excess of the portion thereof needed for the operation of the facility located on or to be constructed on such real property, as reasonably determined by the Borrower; provided, that (i) the acquisition of such real property was not prohibited by any provision of this Agreement, (ii) the aggregate acreage of all Pad Sites on any such real property does not exceed 50% of the total acreage of such real property and (iii) such sale is completed within twelve months of the acquisition of such real property.

                  "Permitted Refinancing Debt" means Debt for Borrowed Money incurred by the Borrower to refinance the Prudential Real Estate Financing or Synthetic Lease Obligations (or a portion thereof) in a principal amount not less than the principal amount of the obligations (or the portion thereof) being refinanced (or 40% percent of the obligations (or the portion thereof) being refinanced in the case of Synthetic Lease Obligations); provided, that (i) such Debt for Borrowed Money is not secured by any assets of the Borrower other than the assets securing the Debt being refinanced and, in the case of a refinancing of less than the entire principal amount of the Prudential Real Estate Financing or the Synthetic Lease Obligations, such Debt is not secured by any assets of the Borrower not specifically allocated to the portion of the Prudential Real Estate Financing or the Synthetic Lease Obligations being refinanced and (ii) such Debt for Borrowed Money is incurred on terms and conditions (including financial and other covenants and events of defaults) and with a weighted average tenor which, taken as a whole, would be no less favorable to the Borrower than the terms, conditions and tenor of the Debt being refinanced as in effect on the date hereof.

                  "Person" means an individual, a corporation, a limited liability company, a limited liability partnership, a partnership, a joint venture, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means an employee benefit plan (other than a Multiemployer Plan), including any Multiple Employer Plan, which is or, in the event that any such plan has been terminated within five years after the occurrence of a transaction described in Section 4069 of ERISA, was maintained for employees of the Borrower, any Subsidiary or any ERISA Affiliate of the Borrower or any Subsidiary and is subject to Title IV of ERISA.

                  "Pledge Agreements" means, collectively, the Note Pledge Agreement and the Stock Pledge Agreement.

                  "Property" has the meaning set forth in Section 8.20(a).

                  "Prudential" means The Prudential Insurance Company of America

                  "Prudential Loan Agreement" means the Loan Agreement, dated June 20, 1989, by and among the Borrower, Knox Home Centers, Inc., Somerville and Prudential, as the same has been and may hereafter be amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

                  "Prudential Real Estate Financing" means the financing by Prudential provided for by the Prudential Loan Agreement and other documentation executed and delivered in connection therewith.

                  "Purchasing Lender" has the meaning set forth in Section 11.6(c).

                  "Ratable Proportion" means, as to each Lender, the percentage share set opposite its name under the column entitled "Ratable Proportion" on
Schedule I, which such percentage share shall not be subject to change or adjustment upon principal repayments in respect of the Term Loans or permanent reductions in the Commitments.

                  "Recipient" has the meaning set forth in Section 11.16.

                  "Register" has the meaning set forth in Section 11.6(d).

                  "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

                  "Reimbursement   Obligation"   means  the  obligation  of  the
Borrower to reimburse the Letter of Credit Bank pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by the Letter of Credit Bank.

                  "Remedial Work" has the meaning set forth in Section 8.20(c).

                  "Rent Expense" means all expenses related to operating leases of the Borrower and its Subsidiaries with respect to real or personal property.

                  "Required Inventory" means Inventory in the Borrower's possession and not subject to any Liens (except Liens in favor of the Collateral Agent and other Liens permitted by Section 8.10) which shall have a minimum aggregate value, determined on a FIFO basis, at least equal to $350 million after deduction of all amounts secured by such other Liens; provided, that no Inventory subject to Liens in favor of the Merchandise Letter of Credit Bank, Liens created pursuant to the GE Credit Program Documents or Liens of the type described in Section 8.10(viii) shall have any value ascribed to it for purposes of calculating Required Inventory.

                  "Required Lenders" means (i) as long as any Commitments remain in effect or any Revolving Loans, Swingline Loans or Letters of Credit remain outstanding, (x) Lenders having an aggregate amount of the Commitments which constitute at least 51% of the aggregate amount of all Commitments then in effect (or, if no commitments remain in effect, but Revolving Loans and/or Swingline Loans and/or Letters of Credit remain outstanding, 51% of the aggregate amount of such Loans and any Participating Interests) plus Lenders having an aggregate amount of the Term Loans which constitute at least 51% of the aggregate amount of all Term Loans then outstanding or, failing that, (y) Lenders having an aggregate amount of the Commitments (or, if no Commitments remain in effect, but Revolving Loans and/or Swingline Loans and/or Letters of Credit remain outstanding, any such Loans and any Participating Interests) and Term Loans which constitute, when taken together, at least 66- 2/3% of the sum of the aggregate amount of all Commitments then in effect (or, if no Commitments remain in effect, but Revolving Loans and/or Swingline Loans and/or Letters of Credit remain outstanding, any such Loans and any Participating Interests) plus the aggregate amount of all Term Loans then outstanding; provided, that for the purposes of this definition, the relevant Commitments, Loans or Participating

Interests of a Lender shall be disregarded if and for so long as such Lender shall be a Defaulting Lender; and (ii) if no Commitments remain in effect and no Revolving Loans, Swingline Loans or Letters of Credit remain outstanding, Required Lenders shall mean Lenders having an aggregate amount of the Term Loans which constitute at least 51% of the aggregate amount of all Term Loans then outstanding.

                  "Requirement of Law" means as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution in cash or in kind on any shares of the Borrower's capital stock (common or preferred), (ii) any payment in cash or in kind (including, without limitation, the setting aside of assets or the deposit of funds therefor) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's capital stock (common or preferred) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock (common or preferred), (iii) any payment or prepayment of principal or interest on account of Debt for Borrowed Money (other than the Loans) or the Synthetic Lease Obligations or any purchase, defeasance, redemption, retirement or acquisition of any principal or interest on such Debt or obligations (including, without limitation, the setting aside of assets or the deposit of funds therefor) or
(iv) any payment of management or consulting fees to an Affiliate of the Borrower; provided, however, that the conversion into common stock of the Borrower of all or any portion of the Borrower's Series A Cumulative Convertible Preferred Stock shall not be deemed to result in a Restricted Payment; and, provided, further, that the conversion of shares of any class of the common stock of the Borrower into another class of common stock of the Borrower shall not be deemed to result in a Restricted Payment.

                  "Restructured Loans" means the obligations of the Borrower in respect of the Existing Notes as restructured pursuant to this Agreement.

                  "Restructured Obligations" means the Existing Obligations as restructured pursuant to this Agreement.

                  "Restructuring Lender" means any Lender which has outstanding Term Loans or Revolving Commitments (or, to the extent no Revolving Commitments remain in effect, but Revolving Loans or Letters of Credit or Reimbursement Obligations remain outstanding, Revolving Loans or Participating Interests).

                  "Revolving   Borrowing"   means  a  Borrowing   consisting  of
Revolving Loans of the same Type made on the same day.

                  "Revolving Commitment" means as to any Revolving Lender, the obligation of such Lender to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Revolving Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced or adjusted from time to time pursuant to this Agreement.

                  "Revolving Commitment Percentage" means, as to any Revolving Lender at any time, the percentage of the aggregate Revolving Commitments then constituted by such Lender's Revolving Commitment (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage of the aggregate principal amount of the Revolving Loans and the Participating Interests then outstanding then represented by the aggregate principal amount of such Lender's Revolving Loans and Participating Interests).

                  "Revolving Lender" means each Lender which has a Revolving Commitment, which has made Revolving Loans or which has participated in the Letters of Credit.

                  "Revolving Loans" has the meaning set forth in Section 2.2(a).

                  "Revolving Note" means a promissory note of the Borrower to the order of any Revolving Lender, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay the Revolving Loans made by such Lender, as such Note may be amended, modified, supplemented, replaced or substituted for from time to time.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured   Obligations"  means  all  Bank  Obligations,   Cash
Management Obligations, Hedging Obligations, Foreign Exchange Obligations, and obligations owed in respect of the Merchandise Letter of Credit Facility.

                  "Secured Parties" means the Collateral Agent, the Administrative Agent, the Co-Agents, the Lenders, the Letter of Credit Bank, the Hedging Bank, the Foreign Exchange Bank, the Existing Cash Management Banks, the New Cash Management Bank and the Merchandise Letter of Credit Bank.

                  "Security Agreement" means the amended and restated security agreement substantially in the form of Exhibit B between the Borrower, the Administrative Agent and the Collateral Agent and such other security agreements, assignments, pledges and similar documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may request, each as amended, amended and restated, modified or supplemented from time to time.

                  "Security Documents" means the Security Agreement, all Subsidiary Security Agreements, all Subsidiary Guarantees, the Pledge Agreements, the Mortgages and all other security agreements, mortgages, pledges and assignments at any time delivered by the Borrower or its Subsidiaries to the Collateral Agent pursuant to the terms of this Agreement, each as amended, amended and restated, modified or supplemented from time to time.

                  "Senior Subordinated Note Indenture" means the Indenture between the Borrower and United States Trust Company of New York, dated as of April 20, 1993 (pursuant to which the Senior Subordinated Notes were issued), as the same may be amended, amended and restated, supplemented or otherwise modified to the extent permitted by this Agreement.

                  "Senior Subordinated Notes" means the Borrower's 9-1/8% Senior
Subordinated   Notes  due  April  15,  2003,   issued  pursuant  to  the  Senior
Subordinated Note Indenture.

                  "Somerville" means Somerville Lumber and Supply, Co., Inc., a Massachusetts corporation and a former Subsidiary which has been merged into the Borrower.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if such company shall cease to issue ratings, another nationally recognized statistical rating company selected in good faith by mutual agreement of the Administrative Agent and the Borrower.

                  "Standby Letter of Credit Commitment" has the meaning set forth in Section 3.1.

                  "Standby  Letters  of  Credit"  has the  meaning  set forth in
Section 3.1.

                  "Stock Pledge Agreement" means the amended and restated stock pledge agreement, substantially in the form of Exhibit D, between the Borrower, the Administrative Agent and the Collateral Agent, for the benefit of the Original Secured Parties, as amended, amended and restated, modified or supplemented from time to time.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Subsidiary Guarantee" means the guarantee, substantially in the form of Exhibit E, to be entered into between each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired) and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "Subsidiary Security Agreement" means the security agreement, substantially in the form of Exhibit F, to be made by each Subsidiary (whether now existing or hereafter formed, purchased or otherwise acquired), in favor of the Collateral Agent, for the benefit of the Secured Parties, as the same may be amended, amended and restated, modified or supplemented from time to time.

                  "Survey" means a current survey of the real property covered by any Mortgage certified to the Administrative Agent and the title insurance company insuring the Mortgage, or in lieu thereof, a copy of the existing survey and/or an affidavit in form and substance satisfactory to the title insurance company insuring such Mortgage to remove any exceptions in the Title Policy with respect to the absence of a current certified survey.

                  "Swingline   Borrowing"   means  a  Borrowing   consisting  of
Swingline Loans of the same Type made on the same day.

                  "Swingline Commitment" means, as to any Swingline Lender, the obligation of such Lender to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the amount set forth under the heading "Swingline Commitments" opposite such Lender's name on Schedule I, as such amount may be reduced or adjusted from time to time pursuant to this Agreement.

                  "Swingline Compliance Certificate" means a certificate in the form of Exhibit Q, certified by the Borrower's chief financial officer and delivered pursuant to Section 2.8(g), 2.9(d), 6.3(c) or 8.26.

                  "Swingline Facility Fee" has the meaning set forth in Section 2.6(e).

                  "Swingline Lender" means each Lender which has a Swingline Commitment or which has made Swingline Loans.

                  "Swingline Loans" has the meaning set forth in Section 2.2(d).

                  "Swingline Note" means a promissory note of the Borrower to the order of any Swingline Lender, substantially in the form of Exhibit A-4, evidencing the obligation of the Borrower to repay the Swingline Loans made by such Lender, as such Note may be amended, modified, supplemented, replaced or substituted for from time to time.

                  "Synthetic   Lease  Banks"  means  the  banks  and   financial
institutions party to the Synthetic Lease Participation Agreement.

                  "Synthetic Lease Documents" means the Participation Agreement and the Lease, the Loan Documents and the Trust Agreement (each as defined in the Synthetic Lease Participation Agreement) and any and all documents, agreements and instruments related thereto, each as amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

                  "Synthetic Lease Obligations" means the obligations of the Borrower under the Synthetic Lease Documents (whether or not such obligations constitute capital lease obligations).

                  "Synthetic Lease Participation Agreement" means the Participation Agreement, dated as of February 23, 1995, among the Borrower, Wilmington Trust Company, as Certificate Trustee, the Synthetic Lease Banks as Certificate Purchasers and/or Lenders and BA Leasing & Capital Corporation, as administrative agent for the Certificate Purchasers and the lenders, as amended by Amendment No. 1, dated as of November 22, 1995, and as hereafter amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

                  "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of the acquisition thereof by the Borrower or a Subsidiary, or (ii) (x) commercial paper rated in the highest grade (A1+/P1 or its equivalent) by S&P or Moody's or (y) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company that has capital, surplus and undivided profits aggregating at least U.S. $500,000,000, and whose long term debt is rated A or higher by S&P and A2 or higher by Moody's, in each case maturing within 180 days from the date of acquisition thereof by the Borrower or a Subsidiary.

                  "Term Lender" means each Lender which has made Term Loans.

                  "Term Loans" means the Tranche A Term Loans and the Tranche B Term Loans.

                  "Title Policy" means a mortgage policy of title insurance (ALTA or the equivalent) insuring the first priority Lien of a Mortgage in favor of the Administrative Agent, in form and substance and issued by title insurers satisfactory to the Administrative Agent and containing no exceptions to coverage other than matters satisfactory to the Administrative Agent in its judgment reasonably exercised.

                  "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service names, trade styles, service marks, logos and other source or business identifiers owned by the Borrower or any Subsidiary, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

                  "Tranche A Term Loan Note" means a promissory note of the Borrower to the order of any Term Lender, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay the Tranche A Term Loans made by such Lender, as such Note may be amended, modified, supplemented, replaced or substituted for from time to time.

                  "Tranche A Term Loans" has the meaning set forth in Section 2.2(b).

                  "Tranche B Term Loan Note" means a promissory note of the Borrower to the order of any Term Lender, substantially in the form of Exhibit A-3, evidencing the obligation of the Borrower to repay the Tranche B Term Loans made by such Lender, as such Note may be amended, modified, supplemented, replaced or substituted for from time to time.

                  "Tranche B Term Loans" has the meaning set forth in Section 2.2(c).

                  "Transferee" has the meaning set forth in Section 11.6(f).

                  "Type" means, as to any Loan, its status as a CIBC Alternate Base Rate Loan or a Euro-Dollar ---- Loan.

                  "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date --- hereof.

                  "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, or any successor publication, as the same may be amended from time to time.

                  "United States Person" has the meaning set forth in Section 5.3(b).

                  "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed on Schedule V to the Security Agreement and any Subsidiary Security Agreements and all tires and other appurtenances to any of the foregoing.

                  "Voting Shares" means, with respect to any Person, shares of capital stock of any class or classes (however designated) having general voting power for the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Withdrawal Liability" has the meaning specified under Part I of Subtitle E of Title IV of --------------------- ERISA.

                  "ZR&G" has the meaning set forth in Section 6.2(k).

                  SECTION 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

                  (b) Unless otherwise specified herein, all accounting and financial terms used herein and in any other Credit Document and any certificate or other document made or delivered pursuant hereto, shall be construed, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time; provided, that for purposes of determining compliance with any covenants set forth in Section 8, such term shall be construed in accordance with GAAP as in effect on the date of this Agreement, applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 7.9(b).

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  SECTION 2.1  Acknowledgment of Existing  Obligations.  (a) The
Borrower hereby confirms and acknowledges to the Collateral Agent, the Administrative Agent, the Co-Agents, the Letter of Credit Bank and the Lenders that, immediately prior to the effectiveness of this Agreement (i) the aggregate amount of the Existing Obligations is as set forth in the second whereas clause of this Agreement.

                  (b) It is hereby expressly understood and agreed by the parties hereto that the Notes (other than the Swingline Notes) amend, restate, supplement, supersede and replace the Existing Notes and that the indebtedness outstanding under and evidenced by the Existing Notes as of the date hereof has not been repaid, satisfied or discharged, but for all purposes has been replaced, substituted and restructured as provided herein and constitutes the indebtedness outstanding under the Revolving Notes, the Tranche A Term Loan Notes and the Tranche B Term Loan Notes.

                  SECTION 2.2 Commitments to Lend. (a) Each Revolving Lender severally agrees, on the terms and conditions set forth in this Agreement, to lend to the Borrower from time to time revolving credit loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") not to exceed in the aggregate at any time outstanding, when added to the amount of such Revolving Lender's Participating Interest in the then outstanding L/C Obligations, the amount of its Revolving Commitment, which Revolving Commitments of all of the Revolving Lenders shall not exceed the aggregate principal amount of $135,000,000, as the same may be reduced from time to time pursuant to Sections 2.7 and 2.8. Each Borrowing under this subsection (a) shall (i) be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that a CIBC Alternate Base Rate Borrowing may be in the aggregate amount of the then unused Revolving Commitments) and (ii) consist of Revolving Loans of the same Type made on the same Borrowing Date by the several Revolving Lenders ratably in proportion to their respective Revolving Commitments. The Borrower may borrow Revolving Loans under this subsection (a) and, to the extent permitted by
Section 2.9, prepay Revolving Loans and reborrow Revolving Loans at any time prior to the Maturity Date and shall repay all outstanding Revolving Loans on the Maturity Date; provided, that except as permitted in Section 2.2(e), the Borrower may not repay or prepay Revolving Loans at any time when Swingline Loans are outstanding unless it has first repaid or prepaid, as the case may be, any outstanding Swingline Loans. Without limiting its obligations under Section 2.8, the Borrower hereby unconditionally promises to pay the unpaid principal amount of the Revolving Loans on the Maturity Date.

                  (b) Each Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to restructure a portion of its Existing Loans into a Tranche A term loan (each a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower on the Closing Date in an amount not to exceed the Tranche A Term Loan amount of such Term Lender set forth on Schedule I, which Tranche A Term Loans of all of the Term Lenders shall not exceed the aggregate principal amount of $173,000,000. Without limiting its obligations under Sections 2.4 or 2.8, the Borrower unconditionally promises to pay the unpaid principal amount of the Tranche A Term Loans on the Maturity Date.

                  (c) Each Term Lender severally agrees, on the terms and conditions set forth in this Agreement, to restructure a portion of its Existing Loans into a Tranche B term loan (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower on the Closing Date in an amount not to exceed the Tranche B Term Loan amount of such Term Lender set forth on Schedule I, which Tranche B Term Loans of all of the Term Lenders shall not exceed the aggregate principal amount of $100,000,000. Without limiting its obligations under Sections 2.4 or 2.8, the Borrower unconditionally promises to pay the unpaid principal amount of the Tranche B Term Loans on the Maturity Date.

                  (d) Each Swingline Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, those set forth in Section 6.3), to lend to the Borrower from time to time, swingline revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") not to exceed in the aggregate at any time outstanding the amount of the Swingline Commitment of such Swingline Lender, which Swingline Commitments of all of the Swingline Lenders shall not exceed the aggregate principal amount of $60,000,000 as the same may be reduced from time to time pursuant to Sections
2.7 and 2.8; provided, that except as set forth in Section 2.2(e), the Swingline Lenders shall not be obligated to make any Swingline Loans unless all of the aggregate Revolving Commitments are fully utilized at the time (exclusive of any portion of the Revolving Commitments which is unutilized solely as a consequence of a Defaulting Lender's failure to make available its pro rata portion of one or more Revolving Borrowings). Each Borrowing under this subsection (d) shall
(i) be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that a CIBC Alternate Base Rate Borrowing may be in the aggregate amount of the then unused Swingline Commitments) and (ii) consist of Swingline Loans of the same Type made on the same Borrowing Date by the several Swingline Lenders ratably in proportion to their respective Swingline Commitments. The Borrower may borrow Swingline Loans under this subsection (d), prepay Swingline Loans and, provided that the Revolving Commitments are fully utilized and subject to the satisfaction of the terms and conditions set forth in this Agreement (including, without limitation, those set forth in Section 6.3), reborrow Swingline Loans at any time prior to the Maturity Date. Without limiting its obligations under Section 2.8, the Borrower hereby unconditionally promises to pay the unpaid principal amount of the Swingline Loans on the Maturity Date.

                  (e) Notwithstanding the provisions of Section 2.2(d), if the Revolving Commitments are fully utilized (or the unused portion of the Revolving Commitments is less than the amount of a requested Letter of Credit), the Borrower may apply for Letters of Credit to the extent that the Swingline Commitments and the Letter of Credit Commitment have not been fully utilized, but only if the Borrower is also able to satisfy all of the conditions for borrowing Swingline Loans and for the issuance of Letters of Credit at such time. In such instance, the Borrower shall, concurrently with the issuance of the requested Letter of Credit, borrow Swingline Loans in an aggregate amount equal to the face amount of the Letter of Credit requested (or the amount by which the face amount exceeds the unutilized Revolving Commitments, as the case may be) and the proceeds of such Swingline Loans shall be concurrently applied to the prepayment of the principal of an equal amount of Revolving Loans in order to create the requisite availability under the Letter of Credit Commitment.

                  SECTION 2.3 Method of Borrowing. (a) The Borrower shall give the Administrative Agent written notice, in substantially the form of Exhibit N (a "Notice of Borrowing"), on the Domestic Business Day of each Revolving Borrowing or Swingline Borrowing which is a CIBC Alternate Base Rate Borrowing and at least three Euro-Dollar Business Days before each Revolving Borrowing or Swingline Borrowing which is a Euro-Dollar Borrowing (provided, that in the case of each Type of Revolving Borrowing or Swingline Borrowing, such Notice of Borrowing is received by the Administrative Agent prior to 12:00 noon, New York City time, on the required date of delivery), which notice shall include the certification required by Sections 6.1(d), 6.2 or 6.3, as applicable, and shall specify:

                  (i) the date of such Revolving Borrowing or such Swingline Borrowing, which shall be a Domestic Business Day in the case of a CIBC Alternate Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Revolving Borrowing or such Swingline Borrowing,

             (iii) whether the Loans comprising such Revolving Borrowing or such Swingline Borrowing, are to be CIBC Alternate Base Rate Loans or Euro-Dollar Loans, and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Revolving Lender (or, in the case of a Swingline Borrowing, each Swingline Lender) of the contents thereof and of such Lender's pro rata share of such Revolving Borrowing or such Swingline Borrowing, as the case may be, and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (c) Not later than 2:00 P.M., New York City time, on the date of each Revolving Borrowing and each Swingline Borrowing, each Lender with a Revolving Commitment or a Swingline Commitment shall make available its pro rata share of such Revolving Borrowing or such Swingline Borrowing, as the case may be, in Federal, or other funds immediately available in New York City, to the
Administrative Agent at its address referred to in Section 11.1. Upon satisfaction of the applicable conditions specified in Section 6.1, and, if applicable, Sections 6.2 and 6.3, the Administrative Agent will make the funds so received from the Revolving Lenders (or, in the case of a Swingline Borrowing, the Swingline Lenders) available to the Borrower at the Administrative Agent's aforesaid address. To the extent that any Revolving Lender fails to make available its pro rata portion of any Revolving Borrowing, the other Revolving Lenders shall not be required to make available to the Borrower such Defaulting Lender's pro rata share of such Revolving Borrowing. To the extent that any Swingline Lender fails to make available its pro rata portion of any Swingline Borrowing, the other Swingline Lenders shall not be required to make available to the Borrower such Defaulting Lender's pro rata share of such Swingline Borrowing.

                  SECTION 2.4 Notes; Certain Payments. (a) The Revolving Loans of each Revolving Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (as amended, endorsed, extended or otherwise modified from time to time, a "Revolving Note"), payable to the order of such Revolving Lender and in a principal amount equal to the amount of such Revolving Lender's Revolving Commitment.

                  (b) The Tranche A Term Loans of each Term Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2, with appropriate insertions as to payee, date and principal amount (as amended, endorsed, extended or otherwise modified from time to time, a "Tranche A Term Loan Note"), payable to the order of such Term Lender and in a principal amount equal to the amount of such Term Lender's Tranche A Term Loan.

                  (c) The Tranche B Term Loans of each Term Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3, with appropriate insertions as to payee, date and principal amount (as amended, endorsed, extended or otherwise modified from time to time, a "Tranche B Term Loan Note"), payable to the order of such Term Lender and in a principal amount equal to the amount of such Term Lender's Tranche B Term Loan.

                  (d) The Swingline Loans of each Swingline Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-4, with appropriate insertions as to payee, date and principal amount (as amended, endorsed, extended or otherwise modified from time to time, a "Swingline Note"), payable to the order of such Swingline Lender and in a principal amount equal to the amount of such Swingline Lender's Swingline Commitment.

                  (e) In addition to its obligations to pay the unpaid principal amount of the Term Loans on the Maturity Date, the Borrower shall make four consecutive annual repayments of principal on the Term Loans in installments in the amount of $3,000,000 each on the 15th day of each September to occur in 1997 through 2000, which installments shall be applied to the repayment of the principal amount of the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (based upon the outstanding principal amounts of the respective Term Loans at the time of each such repayment).

                  (f) Promptly upon receipt of the Notes pursuant to Section 6.2(a), the Administrative Agent shall deliver the Notes payable to each Lender to such Lender. Each Lender shall record, and prior to any transfer of its Notes, shall endorse on the schedules forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect to such Note; provided, that the failure of any such Lender to make any such recordation or endorsement or any error in any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note, a continuation of any such schedule as and when required.

                  SECTION 2.5 Interest Rates. (a) Each CIBC Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin plus the CIBC Alternate Base Rate for such day. Such interest shall be payable monthly in arrears on the last day of each month commencing on the last day of the month in which the Closing Date occurs and on the Maturity Date. Any overdue principal of and interest on any CIBC Alternate Base Rate Loan not paid when due or outstanding at the time of the occurrence of any Event of Default specified in Section 9.1(f) or 9.1(g) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2% plus the rate otherwise applicable thereto for such day (after as well as before judgment).

                  (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period in arrears on the last day of each month ending during such

Interest Period and on the last day of such Interest Period. Any principal of and interest on any Euro-Dollar Loan not paid when due or outstanding at the time of the occurrence of any Event of Default specified in
Section 9.1(f) or 9.1(g) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the greater of (i) 2% plus the CIBC Alternate Base Rate for such day and (ii) 2% plus the rate otherwise applicable thereto for such day (after as well as before judgment).

                  (c) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the affected Lenders by facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (d) The Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated hereby. If the Euro-Dollar Reference Bank does not furnish a timely quotation, the Administrative Agent shall forthwith give notice thereof to the Borrower and the affected Lenders, whereupon until the Administrative Agent notifies the Borrower that such quotations are available on a timely basis, the obligation of the Lenders to make Euro-Dollar Loans shall be suspended.

                  (e) Any amount other than principal or interest not paid when due hereunder or outstanding at the time of the occurrence of any Event of Default specified in Section 9.1(f) or 9.1(g) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to 2% plus the CIBC Alternate Base Rate for such date (after as well as before judgment).

                  (f) Without limiting the foregoing, the Borrower agrees that the unpaid principal amount of all Loans and any amounts other than principal not paid when due hereunder shall bear interest until paid (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower).

                  (g) Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively, the "Other Amounts"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the Note held by such Lender, together with all Other Amounts payable to such Lender, shall be limited to the Maximum Rate.

                  In the event any Lender ever receives, collects or applies as interest any sum in excess of the Maximum Rate for such Lender, such excess amount shall be applied to the reduction of the principal balance of its Loans or to other amounts (other than interest) payable hereunder, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

                  SECTION 2.6  Commitment and Other Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender (other than a Defaulting Lender of the type described in clause (i) of the definition thereof, but only for so long as such Lender shall be such a Defaulting Lender), a commitment fee during the period from and including the Closing Date to but not including the Maturity Date calculated at 1/2 of 1% per annum of such Lender's average daily excess, if any, of such Revolving Lender's Revolving Commitment over such Revolving Lender's Aggregate Outstanding Revolving Extensions of Credit during the period for which such payment is to be made.

                  (b) The Borrower shall pay to the Administrative Agent for the account of each Swingline Lender (other than a Defaulting Lender of the type described in clause (i) of the definition thereof, but only for so long as such Lender shall be such a Defaulting Lender), a commitment fee during the period from and including the Closing Date to but not including the Maturity Date calculated at 1/2 of 1% per annum of such Swingline Lender's average daily excess, if any, of such Swingline Lender's Swingline Commitment over such Swingline Lender's Swingline Loans during the period for which such payment is to be made.

                  (c) The commitment fees payable under this Section 2.6 shall be payable monthly in arrears on the last day of each month of each calendar year (commencing on the last day of the month in which the Closing Date occurs) and on the Maturity Date or such earlier date on which the Revolving Commitments or the Swingline Commitments, as the case may be, shall be terminated as provided herein.

                  (d) The Borrower shall pay to the Administrative Agent for the account of the Restructuring Lenders an amendment fee (the "Amendment Fee") in the aggregate amount of $200,000, payable on the Closing Date.

                  (e) The Borrower shall pay to the Administrative Agent for the account of the Swingline Lenders a swingline facility fee (the "Swingline Facility Fee") of three percent (3%) of the aggregate Swingline Commitments (i.e., $1,800,000), payable on the Closing Date.

                  SECTION 2.7 Optional Termination or Reduction of Swingline Commitments and Revolving Commitments. The Borrower may, at any
time subsequent to the Closing Date, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate at any time, or permanently reduce from time to time by an aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, the unused portions of the Swingline Commitments and, following the termination of the Swingline Commitments in their entirety, the unused portions of the Revolving Commitments. If the Swingline Commitments and/or the Revolving Commitments are terminated in their entirety, all applicable accrued commitment fees and Letter of Credit fees shall be payable on the effective date of such termination.

                  SECTION  2.8  Mandatory   Termination   or  Reduction  of  the
Swingline Commitments and the Revolving Commitments; Mandatory Prepayments.

                  (a) The Swingline Commitments and the Revolving Commitments shall terminate on the Maturity Date, and any Swingline Loans and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

                  (b) Unless otherwise provided herein, upon the receipt by the Borrower of (i) any Net Cash Proceeds from the sale, lease or other disposition of any of its assets permitted under Section 8.11 (other than (w) the sale of Inventory in the ordinary course of business, (x) the sale or lease of assets subject to Liens securing Debt for Borrowed Money, including (without limitation) the Lien granted to Prudential pursuant to the documentation relating to the Prudential Real Estate Financing or the Lien granted to the Synthetic Lease Banks under the Synthetic Lease Documents solely to the extent that the Net Cash Proceeds thereof are applied to repay such Debt for Borrowed
Money, including (without limitation) the Prudential Real Estate Financing or the Synthetic Lease Obligations, as the case may be, (y) transfers or sales of accounts pursuant to any customer sales charge program of the type described in
Section 8.16 and (z) Permitted Pad sales) or (ii) any payments of principal on any Pledged Instruments (as defined in the Note Pledge Agreement) which do not constitute Net Cash Proceeds, 100% of any such Net Cash Proceeds or payments of principal shall be immediately paid to the Administrative Agent for the account of the Lenders, and applied as provided in Section 2.8(g); provided, that in the case of any fiscal year, the provisions of this subsection (b) shall be applicable only if and to the extent that the aggregate amount of Net Cash
Proceeds and payments of principal received in such fiscal year exceeds $5,000,000.

                  (c) The Borrower shall, from time to time until payment in full of the Loans and the termination of this Agreement, within 10 days following the receipt by the Borrower (or by the Administrative Agent as loss payee) of any payment of proceeds of any insurance (other than business interruption insurance) required to be maintained pursuant to this Agreement on account of each separate loss, damage or injury in excess of $1,000,000 to any tangible property of the Borrower or any Subsidiary (unless no Default or Event of Default shall have occurred and be continuing and such proceeds (or any portion thereof) shall have been expended or irrevocably committed by the Borrower for the repair or replacement of such property and the Borrower shall have furnished to the Administrative Agent evidence satisfactory to the Administrative Agent of such expenditure or commitment, pending which the Administrative Agent shall hold such proceeds), apply or, to the extent the Administrative Agent is loss payee under any insurance policy, irrevocably direct the Administrative Agent to apply, an amount equal to 100% (or such lesser percentage which represents that portion of such proceeds not expended or committed pursuant to the immediately preceding parenthetical phrase) of such insurance proceeds as provided in
Section 2.8(g); provided, that if an Event of Default shall have occurred and be continuing, all proceeds of insurance required to be maintained pursuant to this Agreement which would otherwise be payable to the Borrower shall be paid to the Administrative Agent and held or applied pursuant to Section 9.2; provided, however, that with respect to tangible property subject to any Lien permitted herein, no such prepayment or reduction shall be required to the extent that this Section 2.8(c) would require an application of insurance proceeds that would violate or breach any of the provisions of the instruments or documents under which such permitted Lien arises.

                  (d) (i) If there shall be Excess Cash Flow for any fiscal year of the Borrower, then, on the earlier of the date of delivery by the Borrower to the Lenders of the financial statements required to be delivered pursuant to
Section 8.1(a) covering such fiscal year and 90 days after the end of such fiscal year of the Borrower, 75% of such Excess Cash Flow shall be paid to the Administrative Agent for the account of the Lenders and applied as provided in
Section 2.8(g). Concurrently with the making of each such prepayment, the Borrower shall deliver to the Administrative Agent a certificate substantially in the form of Exhibit 0 (an "Excess Cash Flow Certificate") of the chief financial officer of the Borrower setting forth in reasonable detail the calculation of Excess Cash Flow for the fiscal year as to which such prepayment was computed.

                      (ii) If the Borrower receives or is entitled to receive any cash benefit in an amount in excess of $15,600,000 with respect to deductions permitted under the Small Business Job Protection Act of 1996, then, not later than the second Domestic Business Day after receipt thereof, the Borrower shall pay to the Administrative Agent an amount equal to such excess, which payment shall be applied as provided in Section 2.8(g).

                  (e) If the Borrower incurs any Permitted Refinancing Debt, the Borrower shall, not later than the second Domestic Business Day after the incurrence thereof, pay to the Administrative Agent an amount equal to the excess, if any, of the Net Cash

Proceeds of such Permitted Refinancing Debt over the aggregate amount of the Debt for Borrowed Money so refinanced, which excess Net Cash Proceeds shall be applied as provided in Section 2.8(g).

                  (f) If the Borrower shall undertake any sale of equity securities of the Borrower (other than pursuant to the exercise of employee or director stock options or warrants), not later than the second Domestic Business Day after receipt of the proceeds of such sale, 40% of the Net Cash Proceeds thereof shall be paid to the Administrative Agent for the account of the Lenders and applied as provided in Section 2.8(g). Concurrently with the making of such prepayment, the Borrower shall deliver to the Administrative Agent a statement detailing the calculation of the prepayment due hereunder. The remaining 60% of such Net Cash Proceeds may be retained by the Borrower.

                  (g) If, contemporaneously with the payment of any amounts required under Sections 2.8(b), 2.8(c), 2.8(d), 2.8(e) or 2.8(f), the Borrower shall have Required Inventory and no Default or Event of Default shall have occurred and be continuing and the Borrower delivers to the Administrative Agent a Swingline Compliance Certificate, certifying to such effect, then the amounts paid under such Sections shall be applied, first, to the prepayment of the principal of the Tranche A Term Loans in the inverse order of maturity, second, to the prepayment of the principal of the Tranche B Term Loans in the inverse order of maturity, third, to the permanent prepayment of the principal of the Swingline Loans (together with an automatic and irrevocable reduction of the Swingline Commitments in an equal amount), and fourth, to the permanent prepayment of the Revolving Loans (together with an automatic and irrevocable reduction of the Revolving Commitments in an equal amount).

                  If the Borrower shall not have Required Inventory or is otherwise unable to deliver a Swingline Compliance Certificate, then the amounts paid under Section 2.8(b), 2.8(c), 2.8(d), 2.8(e) or 2.8(f) shall be applied first, to the permanent prepayment of the Swingline Loans (together with an automatic and irrevocable reduction of the Swingline Commitments in an equal amount), second, to the prepayment of the principal of the Tranche A Term Loans in the inverse order of maturity, third, to the prepayment of the principal of the Tranche B Term Loans in the inverse order of maturity, and fourth, to the permanent prepayment of the principal of the Revolving Loans (together with an automatic and irrevocable reduction of the Revolving Commitments in an equal amount).

                  If the Swingline Commitments are not fully utilized at the time that the Borrower would otherwise be required to repay Swingline Loans pursuant to this Section 2.8(g), the Swingline Commitments shall be permanently reduced by the full amount which would otherwise have been applied to prepay the Swingline Loans, and the Swingline Loans shall be permanently repaid to the extent, if any, required by Section 2.8(h).

                  (h) If at any time the aggregate outstanding Swingline Loans exceed the Swingline Commitments then in effect, the Borrower shall immediately prepay the Swingline Loans in an aggregate amount equal to such excess and, if at any time while any Swingline Loans are outstanding, the Swingline Compliance Certificate delivered pursuant to Section 8.26 does not show that the Borrower has Required Inventory, the Borrower shall prepay all outstanding Swingline Loans the next Domestic Business Day.

                  (i) If at any time the Aggregate Outstanding Revolving Extensions of Credit exceed the Revolving Commitments then in effect, the Borrower shall immediately first prepay the Revolving Loans in an aggregate amount equal to such excess and second, if any portion of such amount remains unapplied, apply such amount to cash collateralize the L/C Obligations in an amount equal to 103% of the amount by which the L/C Obligations exceed the Revolving Commitments.

                  (j) Each prepayment of the Loans pursuant to this Section 2.8 shall be accompanied by payment of accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable pursuant to Section 5.5.

                  SECTION 2.9 Optional Prepayments. (a) The Borrower may, upon at least one Domestic Business Days' written notice to the Administrative Agent, prepay any CIBC Alternate Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000; provided, that if there are Swingline Loans outstanding at the time, the Borrower may not prepay Revolving Loans except as permitted pursuant to
Section 2.2(e). Accrued and unpaid interest on the amount of any such prepayment shall be payable to the date of such prepayment on the date of such prepayment.

                  (b) The Borrower may, upon at least three Euro-Dollar Business Days' written notice to the Administrative Agent, prepay any Euro-Dollar Borrowing in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid, together with accrued interest thereon to the date of prepayment and any amounts payable pursuant to Section 5.5; provided, that if there are Swingline Loans outstanding at the time, the Borrower may not prepay Revolving Loans except as permitted pursuant to Section 2.2(e). Each such optional prepayment shall be applied to prepay ratably the Euro-Dollar Loans of the several Lenders included in such Euro-Dollar Borrowing. Within two Euro-Dollar Business Days after receipt by the Administrative Agent of a notice of prepayment pursuant to this subsection (b), the Administrative Agent shall notify the Borrower of the estimated loss or expense that may be incurred by such Lenders and be required to be paid by the Borrower under
Section 5.5 as a result of the prepayment of such Euro-Dollar Borrowing prior to the last day of the Interest Period therefor. The Borrower may, after having been notified by the Administrative Agent of the estimated loss or cost resulting from such prepayment and not later than two Euro-Dollar Business Days prior to the intended date of such prepayment stated in the notice of prepayment relating thereto, notify the Administrative Agent in writing that the Borrower desires to revoke such notice of prepayment. If the Borrower shall have failed to notify the Administrative Agent, not later than two Euro-Dollar Business Days prior to the intended date of such prepayment, that the Borrower desires to revoke its notice of prepayment of all or part of such Euro-Dollar Borrowing, then such notice of prepayment shall become irrevocable. The Borrower agrees that the calculation of such loss or expense is only an estimate and shall not be binding on or otherwise subject to any liability the Administrative Agent or any of the affected Lenders.

                  (c) Upon  receipt of a notice of  prepayment  pursuant to this
Section 2.9, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's ratable share of such prepayment (if any), and, except as provided in subsection (b) above, such notice shall not thereafter be revocable by the Borrower. Each affected Lender shall promptly after receiving any such notice of prepayment with respect to a Euro-Dollar Borrowing, cooperate with the Administrative Agent to estimate the loss or cost that may be incurred by such Lender as a result of the prepayment of its Loan comprising such Borrowing.

                  (d) Notwithstanding the foregoing provisions of this Section 2.9, so long as any Swingline Commitments remain in effect or any Swingline Loans remain outstanding, the Borrower may not prepay the Term Loans unless (i) the Borrower shall have Required Inventory on the date of such proposed prepayment, (ii) no Default or Event of Default shall have occurred and be continuing and (iii) the Borrower delivers to the Administrative Agent contemporaneously with such prepayment, a Swingline Compliance Certificate to such effect.

                  SECTION 2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Euro-Dollar Loans to CIBC Alternate Base Rate Loans by giving the Administrative Agent irrevocable written notice, substantially in the form of Exhibit H, of such election prior to 11:00 A.M., New York City time, on the day which is one Domestic Business Day prior to the date of such conversion; provided, that any such conversion of Euro-Dollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert CIBC Alternate Base Rate Loans to Euro-Dollar Loans by giving the Administrative Agent irrevocable notice, substantially in the form of Exhibit H, of such election prior to 11:00 A.M., New York City time, on the day which is three Euro-Dollar Business Days prior to the date of such conversion. Any such notice of conversion to Euro-Dollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Euro-Dollar Loans and CIBC Alternate Base Rate Loans may be converted as provided herein; provided, that (i) no Loan may be converted into a Euro-Dollar Loan when any Default or Event of Default has occurred and is continuing, (ii) any such conversion may only be made if, after giving effect thereto, Section
2.11 shall not have been contravened and (iii) no Loan may be converted into a Euro-Dollar Loan after the date that is one month prior to the scheduled Maturity Date.

                  (b) Any Euro-Dollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice, substantially in the form of Exhibit H, to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Euro-Dollar Loan may be continued as such beyond the end of the then current Interest Period
(i) when any Default or Event of Default has occurred and is continuing, (ii) if, after giving effect thereto, Section 2.11 would be contravened or (iii) after the date that is one month prior to the scheduled Maturity Date; provided, further, that if the Borrower shall fail to give any required notice as described above in this subsection (b) or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to CIBC Alternate Base Rate Loans on the last day of such then expiring Interest Period.

                  SECTION 2.11 Minimum Amount and Maximum Number of Euro-Dollar Borrowings. All Borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Loans comprising each Euro-Dollar Borrowing shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) the total number of such Euro-Dollar Borrowings at any one time would not exceed ten.

                          SECTION 3. LETTERS OF CREDIT

                  SECTION 3.1 Letter of Credit Commitment. (a) Subject to the terms and conditions hereof, the Letter of Credit Bank, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue (x) standby letters of credit issued to support obligations of the Borrower or any of its Subsidiaries ("Standby Letters of Credit") and (y) documentary letters of credit to facilitate the purchase of Inventory by the Borrower in the ordinary course of business ("Documentary Letters of Credit" and together with any Standby Letters of Credit, "Letters of

Credit") for the account of the Borrower on any Domestic Business Day which is at least 60 days prior to the Maturity Date in such form as may be approved from time to time by the Letter of Credit Bank; provided, that the Letter of Credit Bank shall not, and shall have no obligation to, issue any Letter of Credit if, after giving effect to such issuance (i) the L/C Obligations in respect of Standby Letters of Credit would exceed $25, 000, 000 (the "Standby Letter of Credit Commitment"), (ii) the L/C Obligations in respect of Documentary Letters of Credit would exceed $15,000,000 (the "Documentary Letter of Credit Commitment"), (iii) the aggregate L/C Obligations, when added to the aggregate outstanding principal amount of the Revolving Loans would exceed the Revolving Commitments, after taking into account any prepayment of Revolving Loans pursuant to Section 2.2(e), or (iv) a Default or an Event of Default shall have occurred and be continuing. Each Standby Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of the date which is one year after the date of issuance thereof and the Maturity Date (provided, that such Letter of Credit may provide that it may be extended with the consent of the Letter of Credit Bank for a period of no more than one year (but in no event beyond the scheduled Maturity Date)). Each Documentary Letter of Credit shall (i) be denominated in Dollars or in a foreign currency acceptable to the Letter of Credit Bank and (ii) expire no later than the earlier of the date which is 180 days after the date of issuance thereof and the Maturity Date.

                  (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the jurisdiction in which is located the office of the Letter of Credit Bank from which such Letter of Credit is issued.

                  (c) The Letter of Credit Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Letter of Credit Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  (d) The Borrower and each Lender severally agree that, on the Closing Date, the letters of credit outstanding on such date set forth on
Schedule II shall be deemed to be Letters of Credit under this Agreement for all purposes hereof; provided, that all fees and other amounts due in respect of such outstanding letters of credit accruing to but not including the Closing Date shall be paid on such date.

                  SECTION 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Letter of Credit Bank issue a Letter of Credit by delivering to the Letter of Credit Bank, at its address for notices referred to in Section 11.1, an Application therefor, completed to the satisfaction of the Letter of Credit Bank (which completion may occur by means of any electronic system operated by the Letter of Credit Bank), and such other certificates, documents and other papers and information as the Letter of Credit Bank may request. Each Application for a Documentary Letter of Credit shall specify the documents, certificates and any other items required to be presented as a condition for acceptance of a draft drawn on, or other payment request made with respect to, the Letter of Credit Bank pursuant to such Documentary Letter of Credit. Upon receipt of any Application, the Letter of Credit Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures, subject to the terms and conditions hereof, and shall, subject to the terms and conditions hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Letter of Credit Bank (unless it otherwise agrees) be required to issue any Letter of Credit earlier than two Domestic Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Letter of Credit Bank and the Borrower. The Letter of Credit Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Letter of Credit Bank will periodically (but in any event no less often than monthly) report to the Administrative Agent regarding Letter of Credit issuance activity, and the Administrative Agent will periodically (but in any event no less often than monthly) report to the Lenders regarding Letter of Credit issuance activity.

                  SECTION 3.3 Fees and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Revolving Lenders, a fee with respect to (x) the Standby Letters of Credit in an amount calculated on the L/C Obligations in respect of the Standby Letters of Credit from time to time outstanding during each period for which payment is made at a rate per annum equal to the L/C Rate then in effect, payable in arrears on each L/C Fee Payment Date commencing on the first of such days to occur after the Closing Date, and
(y) the Documentary Letters of Credit at a rate per annum equal to 1/2 of 1% (.50%) on the face amount of each Documentary Letter of Credit, payable (i) when issued with respect to the period from the date of issuance of such Documentary Letter of Credit to the then stated expiration date thereof, (ii) on the date of any increase in such face amount, from the date of such increase to the then stated expiration date thereof, and (iii) on the date of any extension of such Documentary Letter of Credit with respect to the period of such extension. Such fees shall be shared ratably among the Revolving Lenders in accordance with their respective Revolving Commitment Percentages and shall be nonrefundable.

                  (b) In addition to the foregoing fee, the Borrower shall also pay to the Letter of Credit Bank for its sole benefit (i) such customary fees, costs and expenses in connection with the Letters of Credit as may be separately agreed to between such Letter of Credit

Bank and the Borrower, (ii) a fronting fee calculated at the rate of 1/8 of 1% per annum on the L/C Obligations in respect of the Standby Letters of Credit from time to time outstanding during each month in which any Standby Letter of Credit is outstanding and (iii) a fronting fee calculated at the rate of 1/4 of 1% (.25%) per annum on the L/C Obligations in respect of Documentary Letters of Credit from time to time outstanding during each month in which any Documentary Letter of Credit is outstanding. Such fronting fees shall be payable in arrears on each L/C Fee Payment Date, commencing on the first of such days to occur after the Closing Date, and shall be nonrefundable.

                  (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Letter of Credit Bank and the L/C Participants all fees received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

                  SECTION 3.4 L/C Participation. (a) The Letter of Credit Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Letter of Credit Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably severally agrees to accept and purchase and hereby severally accepts and purchases from the Letter of Credit Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Percentage in the Letter of Credit Bank's obligations and rights under each Letter of Credit issued hereunder by the Letter of Credit Bank and each amount paid by the Letter of Credit Bank thereunder. Each L/C Participant unconditionally and irrevocably severally agrees with the Letter of Credit Bank that, if any amount is paid under any Letter of Credit for which the Letter of Credit Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of the Letter of Credit Bank, upon demand at the Administrative Agent's address for notices referred to in Section 11.1, an amount equal to such L/C Participant's Revolving Commitment Percentage of the amount of such payment, or any part thereof, which is not so reimbursed; such amount shall be due on the Domestic Business Day upon which such demand shall be given, if such demand is given at or before 2:00 P.M., New York City time, on such day and, if such demand shall be given later than such time, such amount shall be due on the next succeeding Domestic Business Day. The Administrative Agent shall promptly pay over to the Letter of Credit Bank all amounts so received by it.

                  (b) If any amount required to be paid by any L/C Participant to the Letter of Credit Bank pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Letter of Credit Bank under any Letter of Credit is paid to the Administrative Agent for the account of the Letter of Credit Bank within three Domestic Business Days after the date such payment is due, such L/C Participant shall pay to the Letter of Credit Bank on demand an amount equal to the product of (1) such amount, times (2) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Bank, times (3) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not in fact made available to the Administrative Agent for the account of the Letter of Credit Bank by such L/C Participant within three Domestic Business Days after the date such payment is due, the Letter of Credit Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum then applicable to CIBC Alternate Base Rate Loans hereunder. A certificate of the Letter of Credit Bank submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error. (c) Whenever, at any time after the Letter of Credit Bank has made payment under any Letter of Credit and has received from any L/C
Participant its pro rata share of such payment in accordance with Section 3.4(a), the Letter of Credit Bank receives any payment related to the Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Administrative Agent or the Letter of Credit
Bank), or any payment of interest on account thereof, the Letter of Credit Bank will pay to the Administrative Agent for distribution to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Letter of Credit Bank shall be required to be returned by the Letter of Credit Bank, such L/C Participant shall return to the Letter of Credit Bank the portion thereof previously distributed by the Letter of Credit Bank to it.

                  SECTION 3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Letter of Credit Bank, in Dollars, on each date on which the Letter of Credit Bank notifies the Borrower of the date and amount of a payment by the Letter of Credit Bank of any amount under a Standby Letter of Credit, for the amount of such amount so paid.

                  (b) With respect to each Documentary Letter of Credit that is payable in Dollars, the Borrower shall reimburse the Letter of Credit Bank on demand in Dollars for each draft under or purporting to be under, or other payment request made with respect to, such Documentary Letter of Credit, in the amount payable against such draft or other payment request in time for the Letter of Credit Bank to pay the same on such date. With respect to each Documentary Letter of Credit payable in currency other than Dollars, the Borrower shall reimburse the Letter of Credit Bank on demand, in the equivalent amount paid in Dollars at the Letter of Credit Bank's rate of exchange then in effect of or the place of payment in the currency in which such draft or other payment request is drawn.

                  (c) Each payment pursuant to this Section 3.5 shall be accompanied by payment of an amount equal to the amount of any taxes, fees, charges or other costs or expenses incurred by the Letter of Credit Bank in connection with the related Letter of Credit payments and shall be made to the Letter of Credit Bank at its address for notices referred to in Section 11.1 in Dollars and in immediately available funds.

                  (d) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding CIBC Alternate Base Rate Loans which were then overdue.

                  SECTION 3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Bank, the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Letter of Credit Bank, the Administrative Agent and the Lenders that none of the Letter of Credit Bank, the Administrative Agent nor any Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though the documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which the Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of the Letter of Credit or any such transferee. The Letter of Credit Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused solely by the Letter of Credit Bank's gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction. The Borrower agrees that any action taken or omitted by the Letter of Credit Bank under or in connection with any Letter of Credit to any related documents (if done in the absence of gross negligence or willful misconduct, and in accordance with the standards of care set forth in this Agreement or specified in the Uniform Commercial Code of the jurisdiction in which is located the office of the issuer thereof from which such Letter of Credit is issued, in each case as determined by a final order or judgment of a court of competent jurisdiction) shall be binding on the Borrower and shall not result in any liability of the Letter of Credit Bank to the Borrower.

                  SECTION 3.7 Letter of Credit Payments. If any draft or other request for payment shall be presented under any Letter of Credit, the Letter of Credit Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Letter of Credit Bank to the Borrower in connection with any draft or other request for payment presented to it under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft or request) delivered under such Letter of Credit in connection with such presentment are in substantial conformity with such Letter of Credit.

                  SECTION 3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  SECTION 3.9 Indemnification. Each Revolving Lender shall, ratably in accordance with its Revolving Commitment Percentage, indemnify the Letter of Credit Bank (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) against any cost, expense (including counsel fees of outside and in-house counsel and disbursements), claim, demand, action, loss, damage, penalty, judgment, disbursement or liability (except such as result solely from the Letter of Credit Bank's gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction) that the Letter of Credit Bank may suffer or incur in connection with the issuance of any Letter of Credit under this Agreement or any action taken or omitted by the Letter of Credit Bank hereunder. The agreements in this Section 3.9 shall survive the payment and performance of the Bank Obligations and the termination of this Agreement. Without limiting the foregoing, with respect to the Existing Letters of Credit, the agreements contained in Section 3.9 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                     SECTION 4. ADMINISTRATIVE AGENT'S FEES

                  SECTION 4.1 Fees. The Borrower shall pay to the Administrative Agent the fees in the amounts and on the dates specified in the Fee Letter.

                           SECTION 5. GENERAL CREDIT PROVISIONS

                  SECTION 5.1 General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans and Reimbursement Obligations, and shall pay all commitment fees, letter of credit fees and all other amounts payable hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Dollars in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 11.1. Any such payments which are made later than 11:00 A.M. (New York City time) shall be deemed to have been made on the next Domestic Business Day or Euro-Dollar Business Day, as the case may be. The Administrative Agent will promptly distribute to each Swingline Lender or each Lender (as the case may be) its pro rata share of each such payment received by the Administrative Agent for the account of the relevant Lenders (except as otherwise agreed among the relevant Lenders). Whenever any payment of principal of, or interest on, the CIBC Alternate Base Rate Loans or Reimbursement Obligations or of commitment fees, letter of credit fees or any other amounts payable hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  SECTION 5.2 Computation of Interest and Fees. Interest payable by the Borrower on CIBC Alternate Base Rate Loans accruing interest at the rate specified in clause (a) of the definition of "CIBC Alternate Base Rate" shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest payable by the Borrower on CIBC Alternate Base Loans accruing interest at the rate specified in clause (b) of the definition of "CIBC Alternate Base Rate" and on Euro-Dollar Loans, as well as the amount of the Letter of Credit and commitment fees, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed from and including the first day thereof to but excluding the last day thereof.

                  SECTION 5.3 Indemnification for Charges. (a) Except as provided in the proviso to the second sentence of this paragraph (a), all payments made by the Borrower hereunder and under any of the other Credit Documents shall be made by the Borrower free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Collateral Agent, the Administrative Agent, the Co-Agents, the Letter of Credit Bank and each Lender (each of the foregoing, for purposes of this Section 5.3, being hereinafter called a "Charged Party"), net income taxes and franchise taxes based upon net income imposed on such Charged Party by the jurisdiction under the laws of which such Charged Party is organized or any political subdivision or taxing authority thereof or therein or by any jurisdiction in which any Lender's Lending Office is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Charges"). If any Charges are required to be withheld from any amounts payable to any Charged Party hereunder or under the other Credit Documents, the amounts so payable to such Charged Party shall be increased to the extent necessary to yield to such Charged Party (after payment of all Charges) interest or any other amounts payable hereunder or under the other Credit Documents at the rates or in the amounts specified in this Agreement and the other Credit Documents; provided, however, that in any case where a Charged Party fails to provide the forms or other documents to the Borrower as required by subsection (b) of this Section 5.3 or if the information contained therein is no longer accurate in any material respect and the Borrower is, as a result of such failure or inaccuracy, required to withhold Charges from a payment hereunder or under the other Credit Documents in an amount greater than it would have been required to withhold if such Charged Party had provided such required forms or other documents or if such information was accurate, any additional sum payable under this sentence shall be computed as if the Borrower had withheld such lesser amount unless the reason for such failure to deliver such forms or other documents or the reason for such inaccuracy is a change in United States federal income tax law (including any regulation or amendment thereto, or official interpretation thereof, any modification or revocation of an applicable tax treaty or any change in the official position regarding the interpretation thereof) occurring after the date hereof. Whenever any Charges are payable by the Borrower, the Borrower shall, as promptly as possible, send to the Administrative Agent for the account of such Charged Party, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Charges when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the other Charged Parties for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Charged Party as a result of any such failure.

                  (b) Each Charged Party that is not a United States Person as such term is defined in ss.7701(a)(30) of the Code (a "United States Person") shall complete and deliver to the Borrower, prior to the date on which the first payment to such Charged Party is due hereunder, a duly certified Internal Revenue Service Form 1001 in duplicate claiming that it is entitled to complete exemption from United States withholding tax under an income tax treaty to which the United States is a party or a duly certified Internal Revenue Service Form 4224 in duplicate claiming that the payments to be received under this Agreement are effectively connected with the conduct of a trade or business of such Charged Party in the United States, as appropriate. Each Charged Party further agrees to complete and deliver to the Borrower from time to time (to the extent permissible under then current law) any successor or additional form or certificate required by the Internal Revenue Service in order to secure complete exemption from United States withholding tax. If for any reason during the term of this Agreement, a Charged Party becomes unable to submit the forms or certificate referred to above or the information or representations contained therein is no longer accurate in any material respect, such Charged Party shall notify the Administrative Agent and the Borrower in writing to that effect.

                  (c) Each Charged Party agrees to use reasonable efforts (including, in the case of a Lender, reasonable efforts to change its Lending Office) to avoid the imposition of any Charges in respect of any payments hereunder or under other Credit Documents or to minimize any amounts which might otherwise be payable pursuant to this Section 5.3; provided, however, that such efforts shall not cause the imposition on such Charged Party of any additional costs or legal or regulatory burden deemed by such Charged Party to be material.

                  (d) If the Borrower makes any additional payment to any Charged Party pursuant to this Section 5.3 in respect of any Charges, and such Charged Party determines that it has received (i) a refund of such Charges or
(ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Charges with respect to which it has received payments under this
Section 5.3, such Charged Party shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Charged Party shall have determined to be attributable to the deduction or withholding of such Charges. If such Charged Party later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this subsection (d), the Borrower shall upon demand of such Charged Party promptly repay the amount of such overpayment. Any determination made by such Charged Party pursuant to this subsection (d) shall in the absence of manifest error be conclusive, and nothing in this subsection
(d) shall be construed as requiring the Charged Party to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Charged Party.

                  (e) Without limiting the foregoing, with respect to the Existing Obligations, the agreements contained in Section 5.3 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 5.4 Capital Adequacy. (a) If the Letter of Credit Bank or any Lender shall have determined that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change after the date hereof therein, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Bank or any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made subsequent to the date hereof, has or would have the effect of reducing the rate of return on the Letter of Credit Bank's or such Lender's capital as a consequence of its obligations hereunder to a level below that which the Letter of Credit Bank or such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Bank's or such Lender's policies with respect to capital adequacy) by an amount deemed by the Letter of Credit Bank or such Lender to be material, then from time to time, within 45 days after demand by the Letter of Credit Bank or such Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Letter of Credit Bank or such Lender such additional amount or amounts as will compensate the Letter of Credit Bank or such Lender on an after-tax basis for such reduction.

                  (b) The Letter of Credit Bank and each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which would entitle the Letter of Credit Bank or such Lender to compensation pursuant to this Section 5.4. A certificate of the Letter of Credit Bank or any Lender claiming compensation under this Section 5.4 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Letter of Credit Bank or such Lender may use any reasonable averaging and attribution methods.

                  (c) Without limiting the foregoing, with respect to the Existing obligations, the agreements contained in Section 5.4 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 5.5 Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Section 2.8, 2.9, 5.8, 9.1 or otherwise) on (i) any day other than the last day of the Interest Period applicable thereto or (ii) on the last day of any Interest Period which has been shortened by operation of clause (c) or (d) of the definition of "Interest Period", or if the Borrower fails to borrow, convert to or continue any Euro-Dollar Loan after notice has been given to any Lender in accordance with Section 2.3(a) or Section 2.10(a) or (b) as the case may be, the Borrower shall reimburse each affected Lender on demand for any resulting loss or expense (including, without limitation, administrative costs) incurred by it (or by any existing or prospective participant in such Euro-Dollar Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, convert or continue; provided, that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Without limiting the effect of the preceding sentence, such reimbursement shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or not borrowed, converted or continued for the period from the date of such payment, prepayment, or failure to borrow, convert or continue to the last day of the then current Interest Period (or, in the case of an Interest Period shortened by operation of clause (c) or (d) of the definition of "Interest Period", the last day of the Interest Period which would have applied but for the operation of such clause (c) or (d)) for such Euro-Dollar Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Euro-Dollar Loan which would have commenced on the date specified for such borrowing, conversion or continuation) at the applicable rate of interest for such Euro-Dollar Loan provided for herein (excluding the Applicable Margin) over (ii) the interest component of the amount such Lender (or any corporation controlling such Lender) would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

             Without limiting the foregoing, with respect to the Existing obligations, the agreements contained in Section 5.5 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 5.6 Right of Set-off. Whenever any amount owing to any Secured Party (other than the Merchandise Letter of Credit Bank) by the Borrower shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to (i) set off against or sell any and all monies, securities and other property of the Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, such Secured Party from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Borrower and the proceeds thereof and (ii) apply any of the foregoing property or the proceeds thereof against such overdue amount. Without limiting any other security interest granted pursuant to the Security Documents, the Borrower hereby grants to each such Secured Party a security interest in all of the property described in this
Section 5.6, which the Borrower has authorized such Secured Party to set off against or sell, to secure the payment in full and performance of the Secured Obligations. Each such Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application. Subject to the provisions of Section 11.4, the rights of each such Secured Party under this Section 5.6 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

                  SECTION 5.7 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period with respect to a Euro-Dollar Borrowing:

                  (a) the Administrative Agent is advised by the Euro-Dollar Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Bank in the relevant market for such Interest Period, or

                  (b) Lenders having 50% or more of the aggregate amount of (i) the Commitments or (ii) the Term Loans, as the case may be, advise the Administrative Agent, for purposes of this Section 5.7, that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their
Euro-Dollar Loans for such Interest Period (other than, in the case of any Lender, as a result of a deterioration in the creditworthiness of such Lender), the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders maintaining any of the Commitments or the Term Loans, as the case may be, to make Euro-Dollar Loans, or to continue or convert into Euro-Dollar Loans of the applicable type pursuant to Section 2.10, shall be suspended; provided, however, that unless the Borrower notifies the Administrative Agent at least two Euro-Dollar Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall be made as a CIBC Alternate Base Rate Borrowing.

                  SECTION 5.8 Illegality. If the adoption after the date of this Agreement of any applicable law, rule or regulation, or any change after the date of this Agreement therein, or any change after the date of this Agreement in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date of this Agreement shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 5.8, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to the maturity of the Interest Period with respect to such Loans and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon and any amounts payable pursuant to Section 5.5. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a CIBC Alternate Base Rate Loan, in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a CIBC Alternate Base Rate Loan.

                  SECTION 5.9 Increased Cost and Reduced Return. (a) If the adoption after the date hereof of any applicable law, rule or regulation, or any change after the date hereof therein, or any change after the date hereof in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Bank or any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof:

                  (i) shall subject the Letter of Credit Bank or any Lender (or its Lending Office) to any tax, duty or other charge with respect to its Euro-Dollar Loans, its Notes, any Letter of Credit or its obligation to participate in the Letters of Credit, any Application or its obligation to make Euro-Dollar Loans, or shall change the basis of taxation of payments to the Letter of Credit Bank or any Lender (or its Lending Office) of the principal of or interest on its Euro-Dollar Loans or any other amounts due under this Agreement in respect of its Euro-Dollar Loans or its obligation to make Euro-Dollar Loans or issue or participate in the Letters of Credit (except for changes in the rate of tax on the overall net income of the Letter of Credit Bank or such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Letter of Credit Bank or any Lender (or its Lending Office) or shall impose on the Letter of Credit Bank or any Lender (or its Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans, its Notes, any Letter of Credit, any Application or its obligation to make Euro-Dollar Loans or to participate in the Letters of Credit;

and the result of any of the foregoing is to increase the cost to the Letter of Credit Bank or such Lender (or its Lending Office) of making or maintaining any Euro-Dollar Loan or issuing or participating in Letters of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement, under its Notes with respect thereto or with respect to such Letters of Credit, by an amount deemed by the Letter of Credit Bank or such Lender to be material, then, within fifteen days after demand by the Letter of Credit Bank or such Lender (with a copy to the Administrative Agent), the Borrower shall pay to the Letter of Credit Bank or such Lender such additional amount or amounts as will compensate the Letter of Credit Bank or such Lender on an after-tax basis for such increased cost or reduction.

                  (b) The Letter of Credit Bank and each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.9 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of the Letter of Credit Bank or any Lender claiming compensation under this Section 5.9 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Letter of Credit Bank and such Lender may use any reasonable averaging and attribution methods.

                  (c) Without limiting the foregoing, with respect to the Existing Obligations, the agreements contained in Section 5.9 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 5.10 CIBC Alternate Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make Euro-Dollar Loans has been suspended pursuant to Section 5.8 or (ii) any Lender has demanded compensation under Section 5.9(a), and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section 5.10 shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as CIBC Alternate Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its CIBC Alternate Base Rate Loans instead.

                         SECTION 6. CONDITIONS PRECEDENT

                  SECTION 6.1 Revolving Loans and Letters of Credit. The obligation of each Revolving Lender to make a Revolving Loan and the obligation of the Letter of Credit Bank to issue, and the L/C Participants to participate in, any Letter of Credit, is subject to the satisfaction of each of the following conditions precedent on the relevant Borrowing Date:

                  (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.3 or, with respect to the issuance of such Letter of Credit, receipt by the Letter of Credit Bank of an Application and the other materials required by Section 3.2;

                  (b) at the time of and immediately after such Borrowing or issuance, as the case may be, no Default or Event of Default shall have occurred and be continuing;

                  (c) the representations and warranties of the Borrower or any of its Subsidiaries, as the case may be, contained in this Agreement and the other Credit Documents shall be true and correct in all material respects on and as of the date such extension of credit was requested and on and as of the date of such Borrowing or issuance; and

                  (d) receipt by the Administrative Agent of a certificate of the chief executive officer, the president, the chief financial officer, the vice president-controller, the assistant treasurer or the cash manager of the Borrower, in the relevant Notice of

Borrowing or Application, certifying as to the satisfaction of the conditions set forth in subsections (b) and (c) on and as of the date of such Notice of Borrowing or Application and on and as of the relevant Borrowing Date.

                  SECTION 6.2 Conditions to Effectiveness of this Agreement, Initial Loans and Letters of Credit. The effectiveness of this Agreement, the obligation of each Restructuring Lender to make or restructure its Loans on the Closing Date and to participate in the Letters of Credit outstanding on the Closing Date and of the Letter of Credit Bank to issue any Letter of Credit on the Closing Date are subject to the satisfaction or waiver by the Lenders of each of the conditions contained in Sections 6.1(b), (c) and (d) and each of the following conditions precedent:

                  (a) receipt by the Administrative Agent for the account of each Lender of duly executed Notes, each dated the Closing Date, complying with the provisions of Section 2.4;

                  (b) receipt by the Administrative Agent of fully executed copies of each of the Security Documents (other than any Mortgages not required to be delivered pursuant to Section 6.2(q));

                  (c) receipt by the Administrative Agent of (i) UCC-1 Financing Statements executed on behalf of the Borrower for filing in all jurisdictions in which it would be necessary or desirable to make a filing in order to provide the Collateral Agent (for its benefit and the benefit of the Secured Parties) with a perfected security interest in the Collateral and evidence of the filing of such UCC-1 Financing Statements in all jurisdictions in which it would be necessary to provide the Collateral Agent (for its benefit and the benefit of the Secured Parties) with a perfected security interest in substantially all the Inventory; and (ii) UCC-11 searches reflecting that no filings relating to Liens on the Collateral are of record in such jurisdictions except those permitted under the Credit Documents;

                  (d) the New Cash Management Bank and the Borrower shall have entered into arrangements providing for the New Cash Management Bank to assume responsibility for the Borrower's primary cash management operations;

                  (e) receipt by the Administrative Agent of (i) a favorable signed opinion, dated the Closing Date, of Blackwell, Sanders, Matheny, Weary & Lombardi, L.C., counsel for the Borrower, substantially in the form of Exhibit J-1, and covering such additional matters relating to the transactions contemplated hereby as the Lenders may reasonably request, (ii) a favorable signed opinion, dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, special New York counsel for the Borrower, substantially in the form of Exhibit J-2, and covering such additional matters relating to the transactions contemplated hereby as the Lenders may reasonably request and (iii) such other favorable signed opinions of counsel as the Administrative Agent or its counsel may request;

                  (f) receipt by the Administrative Agent of a Closing Certificate signed by an executive officer of the Borrower, substantially in the form of Exhibit K, with appropriate insertions and attachments satisfactory in form and substance to the Administrative Agent;

                  (g) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower and its Subsidiaries, the corporate authority for and the validity of this Agreement, the Notes and the other Credit Documents, and any other matters relevant hereto (including, without limitation, certified resolutions and incumbency certificates), all in form and substance satisfactory to the Administrative Agent;

                  (h) there shall not have occurred since May 25, 1996, a material adverse change, or development or event involving a prospective change, which, in the reasonable judgment of the Lenders, could have a material adverse effect on (i) the assets, liabilities, properties, business, operations or condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries to perform their obligations under the Credit Documents, or (iii) the rights and remedies of the Collateral Agent, the Administrative Agent, the Letter of Credit Bank or the Lenders under the Credit Documents, and none of the Administrative Agent, the Collateral Agent, the Letter of Credit Bank or any Lender shall have become aware of any theretofore previously undisclosed materially adverse information with respect to the matters described in subclause (i), (ii) or (iii) of this clause (h);

                  (i) all transactions contemplated hereby shall be in compliance with and permitted by all applicable laws and regulations of the United States and all laws and regulations of each state (including, without limitation, environmental laws) except where such noncompliance or prohibition could not reasonably be expected to have a Materially Adverse Effect;

                  (j) there shall be no actions, suits or proceedings by any Governmental Authority or other Person or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower or any of its Subsidiaries or (relating to the transactions contemplated hereunder) the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank or any Lender, which could reasonably be expected to have a Materially Adverse Effect; there shall be no judgment, order, injunction or other restraint prohibiting any of the transactions contemplated by any of the Credit Documents;

                  (k)   receipt  by  the   Administrative   Agent  of   evidence
satisfactory to the Administrative Agent that all fees payable to the Administrative Agent, the Collateral Agent, the Letter of Credit Bank and the Lenders shall have been paid in full on or prior to the Closing Date, including without limitation the Amendment Fee, the Swingline Facility Fee, the fees required to be paid pursuant to Section 3.1(d) and the Fee Letter and the accrued and unpaid reasonable fees and expenses of the Administrative Agent and the Lenders (including, without limitation, the fees and disbursements of Zalkin, Rodin & Goodman LLP ("ZR&G"), special counsel to the Administrative Agent and the Collateral Agent, and Ernst & Young LLP, financial advisors to ZR&G, Emmet, Marvin & Martin LLP, special real estate counsel to the Administrative Agent and the Collateral Agent and any special local real estate or patent and trademark counsel to the Administrative Agent and the Collateral Agent);

                  (l) receipt by the Administrative Agent and the Collateral Agent of this Agreement duly executed and delivered by the Co-Agents, the Letter of Credit Bank, all of the Lenders and the Borrower;

                  (m) receipt by the Administrative Agent of all necessary consents and waivers of third parties, if any, each in form and substance satisfactory to the Administrative Agent;

                  (n) to the extent available, receipt by the Administrative Agent and the Collateral Agent of original certificates of insurance and loss payee and additional insured insurance endorsements, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, with respect to the insurance coverage required pursuant to Section 8.3 and described on
Schedule IV (it being understood that any documentation remaining to be delivered hereunder shall be delivered in accordance with Section 8.32);

                  (o) to the extent available and not previously provided, receipt by the Administrative Agent of the original certificates of title for vehicles pledged to the Collateral Agent (it being understood that any documentation remaining to be delivered hereunder shall be delivered in accordance with Section 8.32);

                  (p) receipt by the Administrative Agent of such other documents and agreements as may be reasonably requested by the Administrative Agent, the Collateral Agent, the Lenders or ZR&G in connection with the financing contemplated hereunder; and

                  (q) to the extent available, receipt by the Administrative Agent of executed Mortgages with respect to each Available Property listed on
Schedule III, together with the Title Policies and Surveys for each such Mortgage and the payment of all fees relating thereto and evidence of the filing of Mortgages with respect to each Available Property listed on Schedule III in the appropriate filing or recording offices and the payment of all taxes and recording fees relating thereto.

                  SECTION 6.3 Swingline Loans. The obligation of each Swingline Lender to make a Swingline Loan is subject to the satisfaction of each of the conditions precedent contained in Section 6.1 and each of the following additional conditions precedent on the relevant Borrowing Date:

                  (a)      the Borrower shall have Required Inventory;

                  (b) the proceeds of the Swingline Loans shall be used solely to purchase Inventory or to pay specified invoices attached to the Swingline Compliance Certificate which evidence accounts payable arising from the purchase of Inventory; and

                  (c) receipt by the Administrative Agent of a Swingline Compliance Certificate.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders to enter into this Agreement and to make and restructure the Loans, and to induce the Letter of Credit Bank to issue, and the L/C Participants to participate in, the Letters of Credit, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the making and restructuring of the Loans and the issuance of the Letters of Credit:

                  SECTION 7.1 Corporate Existence and Power. The Borrower is (a) a corporation duly incorporated, validly existing and in good standing under the laws of Iowa, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except for such licenses, authorizations, consents and approvals which could not reasonably be expected to have a Materially Adverse Effect if not obtained, and (b) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.2 Corporate Power and Authority. The Borrower has the power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents (including, without limitation, the granting of any Liens contemplated thereby) to which it is, or is to be, a party. The Borrower has taken all necessary action to authorize the execution, delivery and performance of each of the Credit Documents to which it is, or is to be, a party. Each Credit Document when executed and delivered by the Borrower will constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.

                  SECTION 7.3 No Violation. Neither the execution or delivery by the Borrower of any of the Credit Documents to which it either is, or is to be, a party, nor the performance of or compliance with any of the terms and provisions thereof, nor the consummation of any of the transactions contemplated therein (a) has contravened or will contravene any provision of any law, statute, rule or regulation, including, without limitation, Rule 13e-3 under the Exchange Act, or any other law, statute, rule or regulation or any order, writ, injunction or decree of any other Governmental Authority, (b) has conflicted or been inconsistent with or will conflict or be inconsistent with, or has resulted in or will result in any breach of, any of the terms, covenants, conditions or provisions of, or has constituted or will constitute (with or without notice or lapse of time or both) a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party, or any of their property or assets are bound or to which any of them may be subject, the contravention of which, when taken together with any other such contraventions, could reasonably be expected to have a Materially Adverse Effect or (c) result in the creation or imposition of (or the obligation to create or impose), any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which they or any of their property of assets are bound or to which any of them may be subject (other than as contemplated by the Security Documents) or (d) has violated or will violate any provision of the Restated Articles of Incorporation or by-laws of the Borrower or any of its Subsidiaries.

                  SECTION 7.4 Margin Regulations. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock in violation of Regulation U or Regulation G or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U or Regulation G. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  SECTION 7.5 Approvals. Except for those registrations, consents, waivers, approvals, notices and actions with any Governmental Authority or other Person which have been obtained, given, filed or taken prior to the Closing Date (complete and correct copies of which have been delivered to the Administrative Agent), the execution, delivery and performance by the Borrower of the Credit Documents to which it is, or is to be, a party (including, without limitation, the application of the proceeds of the Loans) did not, do not and will not require any registration with, consent or waiver or approval of, or notice to, or other action to, with or by, any (i) federal or Iowa Governmental Authority or (ii) other Governmental Authority or any other Person, where the failure so to obtain, give, file or take could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.6 Investment Company Act; etc. Neither the Borrower nor any of its Subsidiaries will be after giving effect to the transactions contemplated hereby or any borrowing or the issuance of any Letter of Credit to be made hereunder (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (y) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby or by any other Credit Document.

                  SECTION 7.7 True and Complete Disclosure. All financial information heretofore or contemporaneously furnished by or on behalf of the Borrower or any Subsidiary, and all other such information hereafter furnished by or on behalf of the Borrower or any Subsidiary, including, without limitation in each case, all information contained in any of the Credit Documents (including the exhibits or schedules thereto), to or on behalf of the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank or any Lender, is and will be, true and accurate in all material respects on the date as of which such information is dated or certified (except for any projections included therein, which projections shall have provided reasonable estimations of future performance for the periods covered thereby subject to the uncertainty and approximation inherent in any projections) and not incomplete by omitting to state anything necessary to make such information not misleading at such time except to the extent later information could reasonably have been expected to supersede earlier information. There is nothing of which the Borrower is aware which could reasonably be expected to have a Materially Adverse Effect which has not been disclosed pursuant to this Agreement. All statements of fact and representations concerning the present and anticipated business, operations and assets of the Borrower and its Subsidiaries, the Credit Documents and the transactions referred to therein and in the opinions, memoranda and rulings contained therein, are true and correct in all material respects, and all assumptions with respect thereto contained therein are reasonable in all material respects, each as of the date such information is dated or certified.

SECTION 7.8 Subsidiaries. Schedule V, as amended by the Borrower from time to time, contains a true, correct and complete description of each Subsidiary, its capitalization, its jurisdiction of incorporation, each jurisdiction in which it is doing business, and its ownership (by holder and percentage interest). Each Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, and each Subsidiary has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so could reasonably be expected to have a Materially Adverse Effect. On the date of this Agreement, Lumberjack, the only Subsidiary, is inactive and has no significant assets.

                  SECTION 7.9 Financial Condition; Financial Statements; Projections. (a) The Borrower is not entering into the arrangements contemplated hereby with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date on a pro forma basis after giving effect to all Debt (including, without limitation, the Loans and the Letters of Credit) incurred, or to be created in connection therewith:

                  (i) no final judgments in actions for money damages with respect to pending or threatened litigation will be rendered at a time when, or in an amount such that, the Borrower or the affected Subsidiary will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered); the cash available after taking into account all other anticipated uses of the cash of such Person is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms;

                  (ii) the present fair saleable value of the assets of each of the Borrower and its Subsidiaries will exceed the probable liability of each of the Borrower and its Subsidiaries on its debts (including its contingent obligations);

                  (iii) neither the Borrower nor any of its Subsidiaries will have incurred or intends to, or believes that it will, incur debts (including its contingent obligations) beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Person from any source, and of amounts to be payable on or in respect of debts of such Person and the amounts referred to in clause (i)); the cash available to each such Person after taking into account all other anticipated uses of the cash of such Person, is anticipated to be sufficient to pay all such amounts on or in respect of debts of such Person, when such amounts are required to be paid; and

                  (iv) the Borrower and each of its Subsidiaries will have sufficient capital with which to conduct its present and proposed business, and the property of the Borrower and each of its Subsidiaries does not constitute unreasonably small capital with which to conduct its present or proposed business.

             For purposes of this subsection (a), "debt" means any liability on a claim, and "claim" means (A) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

                  (b) There has heretofore been delivered to the Lenders the audited balance sheet of the Borrower and its Consolidated Subsidiary on a consolidated basis, as of November 25, 1995 and the related consolidated statements of income and cash flows for the year then ended accompanied by an unqualified opinion of KPMG Peat Marwick LLP and the unaudited balance sheet of the Borrower and its Consolidated Subsidiaries on a consolidated basis, as of May 25, 1996 and the related consolidated statements of income and cash flow for the six-month period then ended. Such financial statements fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiary as of such dates and their consolidated results of operations and cash flows for such fiscal year and fiscal period (subject to normal year-end adjustments in the case of such six-month statements). Neither the Borrower nor its Consolidated Subsidiary had as of the respective dates of the foregoing financial statements any material contingent obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment which is not disclosed in the foregoing financial statements or the notes thereto.

                  (c) The Business Plan has heretofore been delivered to the Lenders. The Business Plan has been prepared consistent with the Borrower's past practices in its internal planning, the assumptions made in preparing the Business Plan are reasonable, and all material assumptions with respect to the Business Plan are set forth therein; provided, that the Business Plan has not been prepared in accordance with GAAP. The Business Plan provides reasonable estimations of future performance, subject to the uncertainty and approximation inherent in any projections.

                  (d) Since May 25, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole. The most recent financial statements of the Borrower and its Consolidated Subsidiary delivered to the Lenders pursuant to Section 8.1(a) or pursuant to Section 8.1(a) of the Existing Credit Agreement and of the Borrower delivered pursuant to Section 8.1(b) or pursuant to Section 8.1(b) of the Existing Credit Agreement fairly present, in accordance with GAAP, the relevant financial positions as of the dates thereof and the relevant results of operations for the periods covered by such financial statements.

                  SECTION 7.10 Tax Returns and Payments. The Borrower and each of its Subsidiaries have filed all federal income tax returns and all other material tax returns and reports, domestic and foreign, required to be filed by it and have paid all material taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which could, if the assessment were made, reasonably be expected to have a Materially Adverse Effect. The last closed tax year of the Borrower and its Consolidated Subsidiaries is the fiscal year ended November 1990.

                  SECTION 7.11 Litigation; Adverse Facts. There is no action, suit, proceeding or investigation by any Governmental Authority or other Person pending or known by the Borrower to be threatened with respect to the Borrower, any of its Subsidiaries or any of their Affiliates or any of their assets or any of the Credit Documents or any of the transactions contemplated hereby or thereby which could reasonably be expected to have a Materially Adverse Effect and there has occurred no development in any action, suit, proceeding, governmental investigation or arbitration previously disclosed to the Lenders, which could reasonably be expected to have such an effect.

                  SECTION 7.12 Compliance with Laws and Charter Documents. Neither the Borrower nor any of its Subsidiaries is (i) in violation of its Restated Articles of Incorporation or by-laws or (ii) in violation of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to any of them or any of their respective properties or assets, which violation under this clause (ii), individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

                  SECTION 7.13 Certain Fees. Except for fees specified herein and payable hereunder, no broker's or finder's fee or commission will be payable with respect to the transactions contemplated by this Agreement or the other Credit Documents, and the Borrower hereby indemnifies the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Co-Agents and the Lenders against and agrees that it will hold the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Co-Agents and the Lenders harmless from any claim, demand or liability for any broker's or finder's fees or commissions alleged to have been incurred in connection with any such offer, issue and sale, or any of the other transactions contemplated hereby or by the other Credit Documents and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. The agreements contained in this Section 7.13 shall survive the payment and performance of the Bank Obligations and the termination of this Agreement.

                  SECTION 7.14 ERISA. (a) No ERISA Event has occurred or is expected to occur with respect to any Plan in any fiscal year of the Borrower that would result in any liability of the Borrower or any Subsidiary in excess, together with the amount of all other liabilities of the Borrower and its Subsidiaries which would result from all other ERISA Events that have occurred or are expected to occur with respect to Plans during such fiscal year, of $3,000,000.

                  (b) Schedule B (Actuarial Information to the annual report (Form 5500 series)) most recently completed with respect to each Plan, copies of which have been filed with the Internal Revenue Service and delivered to the Administrative Agent, is complete and accurate in all material respects and to the best knowledge of the Borrower represents a reasonable estimate of the funding status and financial condition of such Plan as of the date of such report, and, since the date of such Schedule B, there has been no change in such funding status or financial condition that could reasonably be expected to have a Materially Adverse Effect.

                  (c) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has incurred, or is expected to incur, any Withdrawal Liability to Multiemployer Plans in excess in any fiscal year of the Borrower, of $3,000,000 in the aggregate for the Borrower, its Subsidiaries and the ERISA Affiliates of any of them.

                  (d) Neither the Borrower, nor any Subsidiary nor any ERISA Affiliate of either of them has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the best knowledge of the Borrower, no Multiemployer Plan is expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA, in either case where all such reorganization or terminations would result in any liability of the Borrower or any Subsidiary in any fiscal year of the Borrower in excess of $3,000,000 in the aggregate for the Borrower and its Subsidiaries.

                  (e) With respect to each Plan which is an "employee pension plan" within the meaning of Section 3(2) of ERISA and which is intended to qualify under Section 401 of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that such Plan so qualifies, and nothing has occurred since the date of the issuance of such determination letter which would cause such Plan to cease to qualify under Section 401 of the Code.

                  (f) None of the transactions contemplated by the Credit Documents or by any Plan constitute a prohibited transaction as such term is defined in Section 406 of ERISA or Section 4975 of the Code.

                  SECTION 7.15 Good Title to Properties. Each of the Borrower and its Subsidiaries has good and marketable title to substantially all its properties and assets, including, without limitation, the Collateral, subject to no Liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except such as would be permitted under Section 8.10.

                  SECTION 7.16 Trademarks, Patents, etc. Each of the Borrower and its Subsidiaries possesses all the Trademarks, copyrights, patents, licenses, or rights in any thereof, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or, to the best knowledge of the Borrower, any presently claimed rights of others.

                  SECTION 7.17 Labor Matters. Neither the Borrower nor any Subsidiary has experienced any strike, labor dispute, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Materially Adverse Effect and to the best knowledge of the Borrower, there is no such strike, dispute, slowdown or work stoppage threatened against the Borrower or any Subsidiary.

                  SECTION 7.18 Environmental Matters. To the best of the Borrower's knowledge after due inquiry, except as set forth on Schedule VI:

                  (a) the Property does not contain any Hazardous Substance in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably give rise to liability under, Environmental Law except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in a Materially Adverse Effect;

                  (b) the Property and all operations at the Property are in compliance, and have in the last three years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at or under the Property, or violation of any Environmental Law with respect to the Property or the operations at the Property, which could reasonably be expected to result in a Materially Adverse Effect;

                  (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Law with regard to any of the Property or the operations at the Property, nor does the Borrower or such Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in a Materially Adverse Effect;

                  (d) Hazardous Substances have not been transported or disposed of from any of the Property in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Law, nor have any Hazardous Substances been generated, treated, stored (other than materials stored in the normal course of its retail business in accordance with all applicable laws) or disposed of at, on or under any of the Property in violation of, or in a manner that could reasonably give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Materially Adverse Effect;

                  (e) no judicial proceedings or governmental or administrative action is pending or, to the knowledge of the Borrower after due inquiry, threatened, under any Environmental Law to which the Borrower is or will be named as a party with respect to the Property or the operations at the Property, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Property or such operations except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in a Materially Adverse Effect; and

                  (f) there has been no release or threat of release of any Hazardous Substance at or from the Property, or arising from or related to the operations of the Property in connection with the Property or otherwise in connection with such operations in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Law, except insofar as any such violation or liability referred to above, or any aggregation thereof, could not reasonably be expected to result in a Materially Adverse Effect.

                  SECTION 7.19 No Default. Neither the Borrower nor any of its Subsidiaries is in default in the payment or performance of any of its or their Contractual Obligations in any respect which could reasonably be expected to have a Materially Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or them or by which any of its or their properties or assets may be bound or affected in any respect which could reasonably be expected to have a Materially Adverse Effect, and no such order, award or decree could reasonably be expected to have a Materially Adverse Effect on the ability of the Borrower and its Subsidiaries taken as a whole to carry on their businesses as presently conducted or the ability of the Borrower or any Subsidiary to perform its obligations under any Credit Document to which it is a party.

                  SECTION 7.20 Location and Divisions of the Borrower. As of the Closing Date, all of the Borrower's stores, warehouses, distribution centers, offices, headquarters and any other operating and organizational facilities and premises are listed on Schedule VII. The Borrower uses each of the division names set forth on Schedule VII only in the states listed below each such name and the Borrower does not do business under any names other than its own and the names of such divisions.

                  SECTION 7.21 Acknowledgment of Obligations; No Claims. The Borrower is truly and justly indebted to the other parties to this Agreement for the payment of the Secured Obligations owing to each such party, without defense, offset, counterclaim or cause of action of any kind whatsoever.

                              SECTION 8. COVENANTS

                  The Borrower agrees that, so long as any Lender has any Commitments hereunder, any Letter of Credit remains outstanding or any amount payable hereunder or under any Note or under any other Credit Document remains unpaid:

                  SECTION 8.1 Information. The Borrower will deliver to the Administrative Agent and each of the Lenders:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited in accordance with GAAP and in a manner acceptable to the SEC by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated
Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget, all certified (subject to normal year-end adjustments) as to fairness of presentation and GAAP by the chief financial officer of the Borrower;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a financial covenant
compliance   certificate  of  the  chief  financial
officer of the Borrower substantially in the form of Exhibit L (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 8.12, 8.24, 8.25 and 8.30 on the date of such financial statements and the calculation of Excess Cash Flow for the fiscal year ended on the date of such financial statements and (ii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, specifying the nature and period of existence of any such condition or event constituting such Default or Event of Default and specifying any notice given or action taken by any holder of Debt, if any, with respect to the Borrower and the action which the Borrower has taken, is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                  (e) as soon as available and in any event within fifteen (15) Domestic Business Days after the end of each fiscal month (or, in the case of the Borrower's last fiscal month of each fiscal year, within 45 days), commencing with the first fiscal month following the Closing Date, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such month, and the related consolidated statements of income and cash flows for such month and for the portion of the Borrower's fiscal year ended at the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, together with a comparison of such results to the relevant portion of the Annual Budget;

                  (f) On the earlier of the date of delivery by the Borrower to the Lenders of the financial statements required to be delivered pursuant to
Section 8.1(a) covering such fiscal year and 90 days after such fiscal year, an Excess Cash Flow Certificate setting forth the calculation of Excess Cash Flow based upon such fiscal year's audited financial statements then delivered;

                  (g) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (h) promptly upon request therefore by the Administrative Agent, copies of all reports submitted by independent public accountants to the Borrower in connection with each annual, interim or special audit of the financial statements of the Borrower, including, without limitation, any comment letters submitted by such accountants to management in connection with their annual audit;

                  (i) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, significant reports and proxy statements so mailed and, promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC;

                  (j) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, describing all gains and losses by the Borrower and its Consolidated Subsidiaries for such fiscal quarter just ended from the sale or other disposition of their assets which do not constitute extraordinary gains or losses under GAAP and for which the sale price or book value for such capital asset at time of sale is greater than $3,000,000;

                  (k) forthwith upon becoming aware of (i) any litigation or other proceeding which could reasonably be expected to have a Materially Adverse Effect or (ii) any default with respect to any Contractual Obligation or any event or condition which could reasonably be expected to have a Materially Adverse Effect, notice thereof;

                  (1) not later than 45 days after the commencement of each fiscal year of the Borrower, a forecast of the financial condition and results of operations of the Borrower and its Subsidiaries, by month, for the four fiscal quarters commencing with such quarter (the "Annual Budget"), and not later than 45 days after the commencement of each of the first three quarters of each fiscal year of the Borrower, a narrative discussion by management of the Borrower of the financial condition and results of operations of the Borrower and its Subsidiaries for the balance of such fiscal year in all instances in form, scope and detail satisfactory to the Administrative Agent;

                  (m) promptly upon becoming aware of any material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries considered as a whole since May 25, 1996, notice thereof;

                  (n) (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each

Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

                  (ii) promptly and in any event within fifteen (15) days after the Borrower knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, which the Borrower, any Subsidiary or any ERISA Affiliate of either of them proposes to take with respect thereto;

                  (iii) promptly and in any event within five (5) Domestic Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliates of either of them, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; and

                  (iv) promptly and in any event within ten (10) Domestic Business Days after receipt thereof by the Borrower or any Subsidiary or any ERISA Affiliate of either of them from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any Subsidiary or any ERISA Affiliate of either of them concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Borrower or any Subsidiary or any ERISA Affiliate of either of them in connection with any event described in clause (1) or (2) above;

                  (o) promptly upon the formation of any Subsidiary, notice thereof;

                  (p) promptly upon the payment (i) of each tranche of loans outstanding under the Prudential Loan Agreement and (ii) of the obligations due under the Synthetic Lease Documents allocated to individual stores, notice thereof;

                  (q) promptly upon the release of any Liens or the satisfaction or discharge of mortgages held by Prudential, the certificate trustee under the Synthetic Lease Documents or any other lenders, notice thereof;

                  (r) promptly upon the merger of any Subsidiary into the Borrower, notice thereof;

                  (s) promptly upon the opening of any store or other retail location, notice thereof and to the extent such store or other retail location is in a jurisdiction in which UCC-1 Financing Statements have not been delivered to the Collateral Agent, promptly deliver executed UCC-1 Financing Statements on forms then provided by the Collateral Agent to the Borrower;

                  (t) within three (3) Domestic Business Days after any amendment, modification, supplement to or waiver of any provisions of the Prudential Loan Agreement, the Senior Subordinated Note Indenture, the Synthetic Lease Documents, the GE Credit Program Documents or the Merchandise Letter of Credit Facility, or any other material credit arrangements, notice thereof (subject to any restrictions on disclosing the same in existence prior to the Closing Date), together with a copy of each such fully executed amendment, modification, supplement or waiver;

                  (u) without limiting any of the Borrower's other obligations to give notice under the Credit Documents, within fifteen (15) days of the end of each fiscal quarter, furnish to the Administrative Agent and the Collateral Agent a list of (i) all After-Acquired Property and Vehicles acquired by the Borrower or any Subsidiary during such quarter, (ii) all Trademarks for which the Borrower or any Subsidiary has filed a registration application during such quarter and (iii) all property which became Available Property during such quarter, setting forth in each case the date of acquisition or filing thereof and otherwise substantially in the form of Exhibit R, all certified by the chief financial officer of the Borrower; and

                  (v) from time to time with reasonable promptness, such additional information regarding the financial position, credit arrangements or business of the Borrower and its Subsidiaries as the Administrative Agent, on its own behalf or at the request of any Lender, may reasonably request.

                  SECTION 8.2 Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, material tax liabilities, except where the same may be contested in good faith by appropriate proceedings (and with respect to taxes, only if the failure to make such payment shall not result in a Lien on any Collateral or such Lien will not attach to any of the Collateral in a manner which would have priority over the Lien of the Collateral Agent thereon or risk the sale of or foreclosure on such Collateral), and will maintain, and will cause the Borrower and each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

                  SECTION  8.3  Maintenance  of  Property;  Insurance.  (a)  The
Borrower will keep, and will cause each Subsidiary to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                  (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts (including deductibles) and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; provided, that such insurance shall (i) insure the property of the Borrower and its Subsidiaries (other than motor vehicles) against all risk of physical damage including, without limitation, loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent, but in no event in an amount less than the replacement cost value thereof, and (ii) insure the Borrower, its Subsidiaries, the Collateral Agent, the Administrative Agent and the other Secured Parties against comprehensive general and automobile liability in an amount not less than $1,000,000 per occurrence under primary insurance policies, with not less than $45,000,000 per occurrence coverage under umbrella insurance policies for personal injury, bodily injury and property damage relating to the Borrower's and its Subsidiaries' property and operations, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the Collateral Agent. All such insurance shall (i) contain a breach of warranty clause in favor of the Collateral Agent, the Administrative Agent, and the other Secured Parties in all physical damage insurance policies and have a severability of interest clause in all liability insurance policies, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after written notice to the Administrative Agent thereof, (iii) name the Administrative Agent as loss payee for physical damage insurance with respect to property as to which a Lien has been granted, with the right to adjust the same (provided, that (a) with respect to property to which a Lien permitted hereunder has been granted to another creditor, such other creditor may also be named as loss payee, with payment to be made as their interests may appear and (b) the proceeds of any such physical damage insurance shall be applied in the manner set forth in Section 2.8(c)) and name the Collateral Agent, the Administrative Agent and the other Secured Parties as additional insureds for liability insurance, with the Administrative Agent having the right to adjust the same,
(iv) state that neither the Administrative Agent nor the Collateral Agent nor any of the other Secured Parties shall be responsible for premiums, commissions, club calls, assessments or advances, (v) shall contain a waiver of all rights of set-off, counterclaim, deduction or subrogation against the Collateral Agent, the Administrative Agent and the other Secured Parties (vi) be reasonably satisfactory in all other respects (including deductibles) to the Administrative Agent with respect to physical damage exposures.

                  (c) The Borrower will furnish to the Administrative Agent prior to the Closing Date, a schedule, a copy of which is annexed as Schedule IV, describing all insurance maintained by the Borrower and its Subsidiaries, which schedule shall set forth, for each insurance policy, the policy number, the scope of coverage, the policy limits and deductibles, the insurer (and reinsurers, if applicable) and the expiration date.

                  (d) The Borrower will furnish to the Administrative Agent, with a copy for the Collateral Agent, original certificates of insurance complying with the requirements of this Section 8.3 set forth above and containing signatures of duly authorized representatives of the insurer on the Closing Date and at all times prior to policy termination, cessation or cancellation.

                  SECTION 8.4 Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and, except as permitted by Section 8.11(g), will cause each Subsidiary to preserve, renew and keep in full force and effect, its respective corporate existence and its respective rights, privileges and franchises except for such rights, privileges and franchises when the failure of which to preserve, renew and keep in full force and effect could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 8.5 Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and the Borrower or such Subsidiary have set aside on its books adequate reserves (determined in accordance with GAAP) with respect thereto or where the failure to comply therewith could not reasonably be expected to have a Materially Adverse Effect.

                  SECTION 8.6 Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities, and will permit, and will cause each Subsidiary to permit, upon notice to the Borrower, representatives or designees of the Administrative Agent or any Lender (at such Lender's expense and upon notice to the Administrative Agent) to visit and inspect any of the Borrower's or such Subsidiary's respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  SECTION 8.7 Restricted Payments. The Borrower will not declare or make, or permit any Subsidiary, to declare or make, any Restricted Payment, except:

                  (i) (x) regular, scheduled or mandatory payments or mandatory prepayments of principal and interest on Debt for Borrowed Money or equivalent payments in respect of the Synthetic Lease Obligations (but as to payments, if any, of principal of and interest on Senior Subordinated Notes, only regularly scheduled payments thereof to the extent such payments are permitted, if at all, under the subordination provisions of the Senior Subordinated Note Indenture as in effect on the date of execution thereof or as amended with the prior written consent of the Majority Lenders) and (y) optional prepayments of principal and interest on the Prudential Real Estate Financing and equivalent payments in respect of the Synthetic Lease Obligations (but only to the extent of the net proceeds of any Permitted Refinancing Debt incurred for such purpose or the net proceeds of the sale of any property subject to the Synthetic Lease);

                  (ii) so long as there shall not exist a Default or Event of Default, the payment by the Borrower of cash in lieu of shares of capital stock of the Borrower upon the exercise of stock options pursuant to and in accordance with the 1988 Payless Cashways, Inc. Employee Stock Plan, the 1992 Payless Cashways Incentive Stock Program and the Payless Cashways Director Option Plan in each case as in effect on the date hereof or as amended, modified or supplemented from time to time; provided, that the aggregate cash paid by the Borrower in lieu of shares of capital stock of the Borrower as permitted by this clause
         (ii) shall not exceed $2,000,000 at all times subsequent to November 18, 1994;

                  (iii) transactions with Affiliates as expressly permitted under Section 8.15; and

                  (iv) payments to the Borrower by a Subsidiary.

                  SECTION 8.8 Debt. The Borrower will not incur, assume or suffer to exist, or permit any Subsidiary to incur, assume or suffer to exist, any Debt, except:

                  (i) the Loans, the Letters of Credit, the Cash Management Obligations, the Hedging Obligations and the Foreign Exchange Obligations;

                  (ii) the Senior Subordinated Notes;

                  (iii) Debt secured by Liens permitted by Section 8.10;

                  (iv)  Debt  existing  on the  Closing  Date  as set  forth  on
         Schedule VIII and any Permitted Refinancing Debt, but not the increase or refunding of such Debt in whole or in part, except to the extent the same constitutes Permitted Refinancing Debt;

                  (v) Debt of the Borrower and its Subsidiaries as lessees under capital leases, to the extent such capital leases are expressly permitted under Section 8.12;

                  (vi) up to $30,000,000 in merchandise letters of credit issued under the Merchandise Letter of Credit Facility; provided, that so long as the Documentary Letter of Credit Commitment shall be in effect, the aggregate amount of letters of credit permitted to be outstanding at any one time under the Merchandise Letter of Credit Facility pursuant to this clause (vi) shall be reduced by an amount equal to the Documentary Letter of Credit Commitment as then in effect;

                  (vii) Debt incurred under the GE Credit Program Documents and other agreements permitted under Section 8.16;

                  (viii) Debt of the type described in clause (viii) of the definition of "Debt" in Section 1.1 to the extent that the aggregate notional or face amount of all such Debt, when taken together with all outstanding Hedging Obligations and Foreign Exchange Obligations, does not exceed $36,500,000; and

                  (ix) Debt of the Borrower and its Subsidiaries (not permitted by any of clauses (i) through (viii) of this Section 8.8) in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding.

                  SECTION 8.9 Investments. The Borrower will not make or acquire, and will not permit any Subsidiary to make or acquire, any Investment in any Person, except:

                  (i) Investments existing on the Closing Date in the capital stock of Subsidiaries;

                  (ii) Temporary Cash Investments; provided, however, that while any Loans or Letters of Credit are outstanding or any Commitments are in effect such Investments shall not exceed $20,000,000 in the aggregate outstanding at any one time and shall be maintained at all times in an investment account with a Lender pursuant to arrangements which are consistent with the provisions of this Agreement;

                  (iii) Investments in promissory notes representing the non-cash purchase price for the sales of assets permitted under Section 8.11; provided, that such promissory notes are pledged by the Borrower to the Collateral Agent for the benefit of the Original Secured Parties pursuant to a Pledge Agreement Supplement, substantially in the form of Annex A to the Note Pledge Agreement;

                  (iv)  Investments  existing on the date hereof as set forth on
         Schedule IX, but not any increase in the amount thereof;

                  (v) Civic or charitable type guarantees and Investments not to exceed at all times subsequent to November 18, 1994, $500,000 in aggregate amount;

                  (vi) Investments in the National Equity Fund;  provided,  that
         (A) the tax characteristics of investments in such fund are not materially less advantageous to the Borrower than such characteristics are on the date hereof and (B) new Investments therein shall not exceed $1,100,000 in the aggregate during each calendar year;

             (vii) Minority Investments, in addition to those permitted under any other clause of this Section 8.9; provided, that such Minority Investments are acquired pursuant to the Business Plan and the aggregate amount of all such Minority Investments shall not exceed $5,000,000;

                  (viii) Investments in Subsidiaries created or acquired after the date hereof pursuant to the Business Plan in an aggregate amount not to exceed $25 million for all such Subsidiaries at any one time outstanding; provided, that the related shares of capital stock or other equity securities are pledged by the Borrower for the benefit of the Original Secured Parties pursuant to a Pledge Agreement Supplement, substantially in the form of Annex II to the Stock Pledge Agreement, and the Borrower causes each such Subsidiary to comply with the requirements of Section 8.22 (it being agreed that an Investment in a Subsidiary will no longer be deemed to be outstanding if such Subsidiary is merged into the Borrower); and

                  (ix) Investments (not permitted by any of clauses (i) through (viii) of this Section 8.9) in an amount not exceeding $1,000,000 in the aggregate outstanding at any one time; provided, that any shares of capital stock or other equity securities or promissory notes or other instruments comprising such Investments are pledged by the Borrower to the Collateral Agent for the benefit of the Original Secured Parties pursuant to a Pledge Agreement Supplement to the Stock Pledge Agreement or the Note Pledge Agreement, as the case may be.

                  SECTION 8.10 Negative Pledge. The Borrower will not create, assume or suffer to exist, or permit any Subsidiary to create, assume or suffer to exist, any Lien on any asset now owned or hereafter acquired by it, except:

                  (i) Liens granted pursuant to the Security Documents, existing Liens set forth on Schedule X and Liens granted in connection with Permitted Refinancing Debt but not any increase in the amount of the Debt secured thereby (except for increases in amount constituting Permitted Refinancing Debt and increases in the amounts secured by the Liens relating to accounts under the GE Credit Program Documents in accordance with the terms of such documents);

                  (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 8.2;

                  (iii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve (or other appropriate provision, if any) as shall be required by GAAP shall have been made therefor;

                  (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances on real property and improvements owned by the Borrower or any such Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary at such property (it being understood that, if requested by the Borrower, the Collateral Agent may, on terms and conditions satisfactory to it, evidence its consent to Liens permitted by this clause (v) on Property subject to Mortgages);

                  (vi) purchase money mortgages or other purchase money Liens or security interests granted by the Borrower or any of its Subsidiaries (including, without limitation, capital leases) upon any fixed or capital assets hereafter acquired, so long as (i) any such mortgage, Lien or security interest does not extend to or cover any other asset of the Borrower or such Subsidiary, (ii) such security interest, mortgage or Lien secures the obligation to pay the purchase price of such asset (or the obligation under such capital lease) only, and (iii) the aggregate Debt secured by all such purchase money mortgages or other purchase money Liens or security interests (other than capital leases) shall not exceed in the aggregate for the Borrower and its Subsidiaries $2,000,000 outstanding at any time;

             (vii) in addition to other Liens permitted under this Section 8.10, Liens by the Borrower on its partnership interest in the National Equity Fund to secure the Borrower's investments in such fund to the extent permitted under Section 8.9(vi);

            (viii) purchase money Liens by the Borrower or its Subsidiaries upon Inventory of the Borrower and its Subsidiaries securing the purchase price therefor not to exceed $1,000,000 in unpaid purchase price in the aggregate for the Borrower and its Subsidiaries at any one time;

                  (ix) judgment Liens, but only to the extent that the related judgment does not constitute an Event of Default under Section 9.1(k); and

                  (x) Liens granted in accordance with the Merchandise Letter of Credit Facility to secure Debt outstanding thereunder.

                  SECTION 8.11 Consolidations, Mergers and Sales of Assets. The Borrower will not, and will not permit any Subsidiary to (i) consolidate or merge with or into any other Person or enter into a partnership or joint venture with another Person; provided, that the Borrower or any of its Subsidiaries may acquire interests in Minority Investments to the extent permitted by Section 8.9, or (ii) sell, lease, assign or otherwise transfer (whether voluntarily or involuntarily) all or any part of its assets except:

                  (a) sales of Inventory in the ordinary course of business and customer receivable sales pursuant to the GE Credit Program Documents or any similar program entered into in accordance with Section 8.16;

                  (b) sales or transfers (not permitted by any other provision of this Section 8.11) of any assets of the Borrower to any Person; provided, that (1) the sale price of each such asset shall not be less than the fair market value of such asset at the time of sale thereof and, if the sale price thereof is equal to or greater than $5,000,000, then the fair market value of such asset shall be determined in good faith and approved by the Board of Directors of the Borrower, (2) prior to or concurrently with each such sale for which the sale price is equal to or greater than $5,000,000, the Borrower shall deliver evidence to the Administrative Agent satisfactory to it of the fair market value at the time of sale of the asset being sold as determined by the Board of Directors of the Borrower, (3) not less than 50% of the sale price for each asset sold pursuant to this clause (b) shall be payable in cash on the date of such sale, (4) the non-cash portion of the sale price therefor, if any, shall be evidenced by one or more promissory notes maturing no later than five years after the date of such sale which shall be pledged to the Collateral Agent as provided in Section 8.9(iii) or (ix), (5) no such sale shall be permitted unless (x) the asset so sold shall be listed on Schedule XI or shall be sold pursuant to a Permitted Pad Sale or (y) the sale price of the asset so sold, together with the sale price of all assets
         (excluding assets described in subclause (x) immediately above) previously sold under this clause (b) in the same fiscal year of the Borrower in which such asset is being sold, shall not exceed $5,000,000 and (6) if such sale is to an Affiliate it is made in compliance with
         Section 8.15;

                  (c) the replacement in the ordinary course of business of rolling stock and equipment of the Borrower and its Subsidiaries;

                  (d) the sale or other disposition, subject to the Lien of the Collateral Agent, by the Borrower to any of its Subsidiaries in the ordinary course of business of machinery and equipment of the Borrower no longer necessary for the proper conduct of the Borrower's business having a value together with the value of all other property of the Borrower so sold or disposed of in the same fiscal year of the Borrower of not greater than $5,000,000 and the sale or other disposition, subject to the Lien of the Collateral Agent, by the Subsidiaries to the Borrower in the ordinary course of business of machinery and equipment of such Subsidiaries no longer necessary for the proper conduct of such Subsidiaries' respective businesses having a value together with the value of all other property of such Subsidiaries so sold or disposed of in the same fiscal year of the Borrower of not greater than $5,000,000;

                  (e) the lease by the Borrower, as lessor, of those stores and real estate described on Schedule XI and other real property of the Borrower not necessary for the operations of the Borrower or any of its Subsidiaries, in each instance under this clause (e) having a fair market value of not greater than $7,000,000 individually, or $40,000,000 in the aggregate at any one time for all real property leased under this clause (e); provided, that such leases shall be entered into with a Person who is not an Affiliate of the Borrower on an arms' length basis for fair consideration and such leases shall not be capital leases;

                  (f) the merger of any wholly owned Subsidiary into the Borrower or the consolidation of any wholly owned Subsidiary with the Borrower in which the Borrower shall be the surviving corporation; and

                  (g) the  transfer  of a Property  acceptable  to the  Majority
         Lenders in their judgment reasonably exercised to Paycap in substitution for a property subject to the terms of any of the Capco Subleases; provided, that, (i) at least fifteen (15) days prior to the proposed transfer, the Borrower shall furnish current independent appraisals satisfactory to the Administrative Agent which demonstrate that the value of the Property subject to a Mortgage proposed to be transferred is reasonably equivalent to the value of the property subject to such Capco Sublease and (ii) simultaneously with the transfer of such Property subject to a Mortgage, such Mortgage shall be released and such substituted property shall become an Available
         Property and shall be subjected to a mortgage or deed of trust, substantially in the form of Exhibits G-1 and G-2, respectively (with such changes as may be deemed appropriate by the Administrative Agent's local real estate counsel for the state in question), and the Borrower shall otherwise comply with its obligations under Section 8.28 with respect to such substituted Available Property.

                  The Borrower shall deliver to the Administrative Agent, no less than three (3) Domestic Business Days prior to the date of any expected sale or other disposition permitted under clause (b) (but only if any such sale or disposition under such clause (b) has a sale price of $1,000,000 or more) or clause (e) of this Section 8.11, written notice of the expected date of the closing of such sale or other disposition and the expected date of receipt by the Borrower of the Net Cash Proceeds with respect thereto.

                  SECTION 8.12 Capital Expenditures and Leases. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any expenditures or incur any obligations for fixed or capital assets (including, but not limited to (x) payments on account of any mortgages, Liens or security interests permitted pursuant to Section 8.10(vi) and (y) goodwill associated with any capital expenditure that would constitute an Investment but for the application of clause (i) of the definition of such term), and the Borrower will not incur any obligations in respect of, or permit any of its Subsidiaries to incur any obligations in respect of, capital leases, in excess in the aggregate for the Borrower and its Subsidiaries for all such expenditures and obligations, of the following amounts during each of the fiscal years set forth below:

                                             Total
                  Period                     Amount
                  ------                     ------

                  Fiscal year 1996
                  of the Borrower        $ 50,000,000

                  Fiscal year 1997
                  of the Borrower        $ 64,000,000

                  Fiscal year 1998
                  of the Borrower        $ 81,000,000

                  Fiscal year 1999
                  of the Borrower        $100,000,000

                  Fiscal year 2000
                  of the Borrower        $ 59,000,000

provided, however, that if the aggregate amount of all Dual Path Capital Expenditures or all other permitted capital expenditures and leases during any fiscal year of the Borrower (after the application of all Dual Path Capital Expenditures or other permitted capital expenditures and leases, respectively, during such fiscal year, first to amounts available for such purposes for such fiscal year pursuant to the operation of this proviso) shall be less than the respective amounts set forth in the table below for such fiscal year, then the amount of the permitted expenditures and leases for the immediately succeeding fiscal year shall be increased by an amount equal to the unutilized portion of Dual Path Capital Expenditures for such prior fiscal year and in the case of all other permitted capital expenditures and leases, by an amount equal to the lesser of (x) an amount equal to such unutilized portion and (y) 50% of the amount of permitted expenditures for such prior fiscal year.

                                    Dual Path
                                    Capital
         Period                     Expenditures               Other
         ------                     ------------               -----

         Fiscal year 1996
         of the Borrower            $13,000,000               $37,000,000

         Fiscal year 1997
         of the Borrower            $34,000,000               $30,000,000

         Fiscal year 1998
         of the Borrower            $51,000,000               $30,000,000

         Fiscal year 1999
         of the Borrower            $26,000,000               $74,000,000

         Fiscal year 2000
         of the Borrower            $9,000,000                $50,000,000.

             In the event that the Borrower or any of its Subsidiaries shall sell, or shall receive insurance proceeds in connection with the destruction of, a fixed or capital asset owned by it and shall, within six months after the sale or 24 months after the destruction of such fixed or capital asset, purchase or enter into a capital lease with respect to a substantially similar fixed or capital asset as a replacement for such sold or destroyed fixed or capital asset, then for purposes of determining compliance with this Section 8.12, only that portion of the purchase price or capitalized lease obligation paid, incurred or accrued by the Borrower or such Subsidiary, as the case may be, for such replacement fixed or capital asset in excess of the sale price or insurance proceeds, as the case may be, of the sold or destroyed similar fixed or capital asset shall be used in determining such compliance with this Section 8.12.


             Notwithstanding anything to the contrary contained in this Section 8.12, there shall be excluded from the determination of the amount of capital expenditures made by the Borrower in any fiscal year, capital expenditures made during any such fiscal year to the extent of an amount equal to the Net Cash Proceeds received during such fiscal year from any Permitted Pad Sales of real property acquired by the Borrower after December 1, 1994. For purposes of this
Section 8.12, (i) all obligations incurred under a capital lease shall be deemed to have been incurred on the date of execution of such lease and (ii) the amount of obligations incurred with respect to a capital lease on such date of execution of the lease shall be the capitalized amount thereof determined in accordance with GAAP.

                  SECTION 8.13 No Negative Pledges. The Borrower will not, and will not permit any Subsidiary to, enter into any agreements (a) prohibiting (or resulting in a default as a result of) the creation or assumption of any Lien upon the properties or assets of the Borrower or any of its Subsidiaries in favor of the Collateral Agent for the benefit of the Secured Parties (or any of them), except for restrictions contained in any lease prohibiting the mortgaging of such lease or of the property leased thereunder if either (i) such lease has a fair market value on the date of execution thereof of less than $100,000 or
(ii) the Borrower or such Subsidiary shall have in good faith used reasonable efforts to obtain the agreement of the lessor that is a party thereto to exclude such restrictions from such lease and such lessor shall have refused so to agree, (b) requiring that the Borrower or any Subsidiary also secure another obligation (other than any of the Secured Obligations) if any of the Secured Obligations are further secured or (c) restricting the ability of any Subsidiary to (i) pay dividends or make capital distributions to the Borrower or another Subsidiary, (ii) make Investments in the Borrower or any Subsidiary or (iii) repay Investments by the Borrower or another Subsidiary in such Subsidiary.

                  SECTION 8.14 Termination of Plans. The Borrower will not, and will not permit any Subsidiary to take any action to terminate any of its Plans which could result in a material liability of the Borrower or any Subsidiary to any Person.

                  SECTION 8.15 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into any transaction, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to the Borrower, or the affected Subsidiary, as those that would be obtained through an arms' length negotiation with an unaffiliated third party.

                  SECTION 8.16 Customer Charge Sales. The Borrower will continue to maintain a "Project Card" and commercial credit receivables sales and administration program with Monogram Credit Card Bank of Georgia and General Electric Capital Corporation pursuant to the GE Credit Program Documents or a similar program (it being understood that a program shall not be deemed to be dissimilar solely by virtue of the fact that the Borrower shall act as the administrator or "servicer" of the receivables thereunder) with another Person, in each case on terms and conditions which are, in the aggregate, no less favorable to the Borrower and no more restrictive than those provided for in the GE Credit Program Documents as in effect on the Closing Date.

                  SECTION 8.17 Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, make any significant change in its accounting treatment or financial reporting practices except as required by GAAP. The Borrower will not change its fiscal year or the method of determining its fiscal quarter ends.

                  SECTION 8.18 Amendment and Modification of Certain  Documents.
(a) The Borrower shall not, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, (i) any term, provision or condition of the Restated Articles of Incorporation of the Borrower as in effect on the Closing Date or (ii) any term, provision or condition of any of the documents governing or evidencing the Senior Subordinated Notes as in effect on the Closing Date which, (A) in the case of either clause (i) or clause (ii), the Administrative Agent deems material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, interest rates, tenor, subordination, covenants, prohibitions against amending the Credit Documents and the definitions with respect thereto (including, without limitation, definitions of "Senior Indebtedness" and "Permitted Indebtedness") or (B) in the case of clause (ii), places any further restrictions on the Borrower or its Subsidiaries or increases the obligations of the Borrower thereunder or confers on the holders thereof any additional rights. The Administrative Agent and the Lenders agree that if any of the documents governing or evidencing the Senior Subordinated Notes must comply with the Trust Indenture Act of 1939 and the SEC requires that certain changes be made to such documents to comply with such statute, then such changes shall be permitted so long as (A) such changes do not relate to covenants, events of default, tenor, acceleration rights or other remedies, interest rates, subordination, prohibitions against amending the Credit Documents or the definitions with respect thereto (including, without limitation, definitions of "Senior Indebtedness" and

"Permitted Indebtedness") and (B) such changes do not place any further restrictions on the Borrower or its Subsidiaries or increase the obligations of the Borrower thereunder or confer on the holders thereof any additional rights;

                  (b) The Borrower shall not, and shall not permit or suffer any Subsidiary to, directly or indirectly, amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term, provision or condition of the Prudential Loan Agreement or any of the other documents governing or evidencing the Prudential Real Estate Financing as in effect on the Closing Date hereof (A) which the Administrative Agent deems material (including, without limitation, terms, provisions or conditions relating to events of default, acceleration rights or other remedies, tenor, interest rates, substitution of collateral, the non-recourse nature of such financing, covenants and prohibitions against amending the Credit Documents) or (B) which the Administrative Agent reasonably determines would place any further material restrictions on the Borrower or its Subsidiaries or materially increase the obligations of the Borrower or any of its Subsidiaries thereunder or confer on the holders thereof any material additional rights; and

                  (c) The Borrower shall not, and shall not permit or suffer any Subsidiary to, directly or indirectly, amend, modify, supplement, waive compliance with or assent to noncompliance with any term, provision or condition of the Synthetic Lease Documents as in effect on the Closing Date (A) which the Administrative Agent deems material (including, without limitation, terms, provisions or conditions relating to covenants, events of default, acceleration rights or other remedies, substitution of collateral, interest rates, tenor, prohibitions against amending the Credit Documents or requiring prepayments with respect to store closings) or (B) which the Administrative Agent reasonably determines would place any further material restrictions on the Borrower or its Subsidiaries or increase the obligations of the Borrower or its Subsidiaries thereunder or confers on the holders thereof any material additional rights.

                  SECTION 8.19 Sale/Lease-Backs. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any such Subsidiary shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease of the property so sold or transferred.

                  SECTION 8.20 Environmental Matters. (a) The Borrower will not, and will not permit any of its Subsidiaries to, use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about any real property owned or leased (other than any such leased property which constitutes a minor part of a larger piece of property over which neither the Borrower nor any of its

Subsidiaries has any control (such as a lease of a small number of parking places in a large parking lot)) by the Borrower or any of its Subsidiaries (all such owned or leased real property, being hereinafter called the "Property"), or transport to or from the Property, any Hazardous Substance, or (to the extent within the Borrower's or such Subsidiary's control) permit any other Person to do so, where such could reasonably be expected to have a Materially Adverse Effect.

                  (b) The Borrower shall keep and maintain and shall cause each Subsidiary to keep and maintain, the Property in compliance with any Environmental Law (as defined below) where the failure to do so could reasonably be expected to have a Materially Adverse Effect.

                  (c) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any portion of the Property is required to be performed by the Borrower or any of its Subsidiaries under any applicable local, state or federal law or regulation, any judicial order, or by any Governmental Authority or any other Person because of, or in connection with, any current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater or surface water at, on, under or within the Property (or any portion thereof) which could reasonably be expected to have a Materially Adverse Effect, the Borrower or such Subsidiary (i) shall promptly notify the Administrative Agent in writing, (ii) shall, as soon as practicable, commence and thereafter diligently prosecute to completion, all such Remedial Work and (iii) shall provide the Administrative Agent with the results of such investigations, studies and samplings as may be requested by the Administrative Agent.

                  (d) The Borrower will defend, indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower or any Subsidiary or the Property, or any orders, requirements or demands of Governmental Authorities or any other Person related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise solely out of the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a final order or judgment of a court of competent jurisdiction. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment and performance of the Bank Obligations. Without limiting the foregoing, the agreements contained in Section 8.22(d) of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  (e) As used herein, (i) "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation now or hereafter in effect pertaining to health, industrial hygiene, or the environmental conditions on, under or about the Property, and (ii) the term "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances" or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., and the Clean Air Act, 42 U.S.C. ss.7401 et seq. and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations or any other substance which may give rise to liability under any Environmental Laws.

                  (f) In the Event the Administrative Agent determines that any representation hereunder may be incorrect or that the Borrower has failed to comply with any covenant under this Section 8.20 in any material respect, the Borrower upon request shall undertake such investigations, studies, samplings and testings relative to Hazardous Substance at the property in question as the Administrative Agent may request.

             SECTION 8.21 Business Segments. The Borrower will not, and will not permit any Subsidiary to, (i) suspend the operation of a segment material to the operation of its business as presently conducted, which suspension could materially impair the operations of the Borrower and its Subsidiaries taken as a whole; or (ii) engage at any time in any business or business activity other than the business currently conducted by it and business activities reasonably incidental thereto.

             SECTION 8.22 Subsidiaries; Subsidiary Guarantees and Security Agreements. The Borrower will use its best efforts to conduct all of its business, to the extent feasible, through a single corporate entity (i.e., the Borrower) and to avoid the formation or acquisition of Subsidiaries. Notwithstanding the foregoing, in the event that the Borrower determines that it is in its best interest to form or acquire a Subsidiary, the Borrower will, in addition to complying with the requirements of Section 8.9(viii), cause such Subsidiary to be wholly-owned, to have aggregate net payables owing to the Borrower of less than $10,000,000 at all times and to execute and deliver to the Collateral Agent for the benefit of the Secured Parties a guarantee, substantially in the form of Exhibit E, a security agreement granting collateral security for the guaranteed obligations, substantially in the form of Exhibit F, and such other documents and opinions in connection therewith as the Administrative Agent shall reasonably request, all in form and substance satisfactory to the Administrative Agent. Such guarantee, security agreement and such other documents shall be delivered to the Collateral Agent no later than 30 days after the date on which such Subsidiary has been formed or otherwise acquired by the Borrower.

             SECTION 8.23 Further Assurances. The Borrower shall, at its cost and expense, upon request of the Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts as may be necessary or desirable in the opinion of the Administrative Agent or its counsel to give effect to the provisions and purposes of this Agreement and the other Credit Documents.

                  SECTION 8.24 EBITDAR. The Borrower shall not permit EBITDAR on the last day of any fiscal quarter of the Borrower ending during any month set forth below, to be less than the amounts set forth opposite such dates for the four consecutive fiscal quarters then ending:

                                          EBITDAR
                Month                     Amount
                -----                     ------

                November 1996             $150,000,000
                February 1997              148,000,000
                May 1997                   138,300,000
                August 1997                133,000,000
                November 1997              135,500,000
                February 1998              137,650,000
                May 1998                   142,350,000
                August 1998                147,500,000
                November 1998              152,500,000
                February 1999              154,650,000
                May 1999                   159,350,000
                August 1999                164,500,000
                November 1999              169,500,000
                February 2000              171,950,000
                May 2000                   177,500,000
                August 2000                183,600,000.

                  SECTION 8.25 Debt to EBITDAR Ratio. The Borrower shall not permit the Debt to EBITDAR Ratio to be more, on the last day of any fiscal quarter of the Borrower ending during any month set forth below, than the ratio set forth opposite the applicable month below:

                Month                     Ratio
                -----                     -----

                November 1996             4.61 to 1.00
                February 1997             4.65 to 1.00
                May 1997                  4.95 to 1.00
                August 1997               5.11 to 1.00
                November 1997             4.97 to 1.00
                February 1998             4.85 to 1.00
                May 1998                  4.64 to 1.00
                August 1998               4.44 to 1.00
                November 1998             4.23 to 1.00
                February 1999             4.15 to 1.00
                May 1999                  4.00 to 1.00
                August 1999               3.86 to 1.00
                November 1999             3.70 to 1.00
                February 2000             3.63 to 1.00
                May 2000                  3.49 to 1.00
                August 2000               3.36 to 1.00.

                  SECTION 8.26 Swingline Compliance Certificate. During any period in which any Swingline Loans are outstanding, on the second Domestic Business Day of the first and third full weeks of each fiscal month of the Borrower, the Borrower shall deliver to the Administrative Agent and each Lender a Swingline Compliance Certificate, certifying that the Borrower continues to maintain Required Inventory.

                  SECTION 8.27 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  SECTION 8.28 Available and After-Acquired Properties. If any real property, buildings, fixtures or improvements owned or leased by the Borrower or any Subsidiary become Available Property, or the Borrower or any Subsidiary acquires any interest in any real property including without limitation a leasehold interest (each such property or interest, an "After-Acquired Property"), the Borrower shall, as soon as practicable but in any event within 30 days, provide written notice thereof to the Administrative Agent, setting forth with specificity a description of the property or interest acquired, the location of the Available Property or After-Acquired Property, as the case may be, any structures or improvements thereon and an appraisal or its good faith estimate of the current fair market value of such property or interest. The Administrative Agent shall provide notice to the Borrower of whether it intends to direct the Borrower or the relevant Subsidiary (and, if requested by the Majority Lenders, the Administrative Agent shall direct the Borrower or the relevant Subsidiary) to grant and record a mortgage or deed of trust on such Available Property or After-Acquired Property, as applicable. In such event, the Borrower or the relevant Subsidiary shall promptly execute and deliver to the Administrative Agent a mortgage or deed of trust substantially in the form of Exhibits G-1 and G-2, respectively (with such changes as may be deemed appropriate by the Administrative Agent's local real estate counsel for the state in question), together with such other documents or instruments as the Administrative Agent shall reasonably require, including (without limitation) a Title Policy, a Survey, a Phase I environmental report and an opinion of the Administrative Agent's local real estate counsel. The Borrower shall pay all reasonable fees and expenses, including attorneys' fees and expenses or the allocated cost of the Agent's internal counsel, and all title insurance charges and premiums, in connection with its obligation under this Section 8.28. If at any time after the date hereof, any existing Lien or sale-leaseback arrangement which prevents the further mortgaging of any real property of the Borrower or any Subsidiary, shall for any reason no longer prevent such further mortgaging, then such property shall also be deemed an Available Property or an After-Acquired Property for purposes of this Section 8.28.

                  SECTION 8.29 Maintenance of Cash Management System. The Borrower will maintain and, to the extent practicable, will cause each of its Subsidiaries to maintain, all of its significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of its business with the New Cash Management Bank, any of the Existing Cash Management Banks, any of the Lenders which is a commercial bank or any Affiliate of any Lender which is a commercial bank or any other commercial bank acceptable to the Administrative Agent and the Majority Lenders, in each case, which agrees to be bound by the terms of this Agreement in writing. In connection with the foregoing, the Borrower will, to the extent practicable, cause substantially all of its available operating funds to be concentrated, on a daily basis, in a concentration account which shall at all times be maintained with the New Cash Management Bank.

                  SECTION 8.30 Rent Obligations. The Borrower will not create or permit, and will not permit any Subsidiary to create or permit, any obligations for the payment of rent or occupancy of premises with respect to operating leases in the aggregate for the Borrower and its Subsidiaries, in any fiscal year of the Borrower set forth below in an amount in excess of the amount set forth opposite such fiscal year:

                           Fiscal Year               Rent
                           -----------               ----

                           1996                      $33,000,000
                           1997                      $37,500,000
                           1998                      $39,500,000
                           1999                      $41,500,000

                           2000                      $43,500,000;

provided, that in the event the Synthetic Lease Obligations shall at any time constitute capital lease obligations, or any stores subject to the Synthetic Lease Documents (other than the stores located in St. Cloud, Minnesota and Lake Jackson, Texas) are sold, the amounts set forth above shall be reduced by the amount of rent (or the relevant portion thereof) payable under the Synthetic Lease Documents subsequent to such event.

                  SECTION 8.31 Lender Meetings. From time to time as requested by the Administrative Agent or the Majority Lenders, the Borrower shall participate, and cause the chief financial officer to be available for and to participate in, a meeting of the Administrative Agent and the Lenders to be held, at reasonable intervals, at locations and at times requested by the Administrative Agent and the Majority Lenders and reasonably satisfactory to the Borrower.

                  SECTION 8.32 Post Closing Matters. (a) To the extent any Mortgages, Surveys or Title Policies were not delivered to the Administrative Agent on the Closing Date with respect to each Available Property listed on
Schedule III, the Borrower shall cause such Mortgages to be executed and delivered in recordable form for filing in the appropriate filing or recording offices within fifteen days of the Closing Date and shall cause any outstanding Surveys and Title Policies to be delivered to the Administrative Agent within 60 days of the Closing Date or such longer period not to exceed an additional 30 days to which the Administrative Agent may consent. All Title Policies and Surveys must be reasonably acceptable to the Administrative Agent in all respects.

                  (b) To the extent that any title certificates for any of the Borrower's Vehicles were not delivered to the Administrative Agent on the Closing Date, the Borrower shall submit to the appropriate Governmental Authority, within 30 days of the Closing Date, all required documentation to enable such Governmental Authority to issue to the Administrative Agent a title certificate including reference to the lien of the Collateral Agent.

                  (c) The Borrower shall cause its cash management arrangements with the New Cash Management Bank to be fully implemented and operational on or before January 1, 1997.

                  (d) To the extent that the Borrower shall not have delivered a current Phase I environmental report with respect to any Available Property listed on Schedule III, upon the Administrative Agent's reasonable request, the Borrower, at its expense, will cause such a report to be prepared and will deliver the same to the Administrative Agent within 30 days of such request.

                  (e) To the extent that the Borrower shall not have delivered all of the documentation required by Section 6.2(n) to the Administrative Agent on the Closing Date, the Administrative Agent may allow the Borrower up to an additional twenty days to deliver the same.

                               SECTION 9. DEFAULTS

                  SECTION 9.1 Events of Default. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay when due any principal of or interest on any Loan or any Reimbursement Obligation, any fees or any other amount payable hereunder (including, without limitation, any prepayments required to be made by Section 2.8) or under the Notes, the Applications, the Security Documents or the Fee Letter;

                  (b) (i) the Borrower or any Subsidiary shall fail to observe or perform any covenants contained in Sections 8.7 through 8.14 or Sections 8.19, 8.24, 8.25, 8.28 or 8.30 or (ii) after written notice thereof has been given to the Borrower by the Administrative Agent, the Borrower or any Subsidiary shall remain in violation of the requirements of any other covenant contained in Section 8 (other than Sections 8.1(a) and (b), 8.2, 8.3(a), 8.4, 8.6, 8.16, 8.18, 8.26, 8.29,
         8.31 or 8.32), or shall remain in violation of the requirements of any covenant contained in Sections 8.1(a) or (b), 8.21, 8.26 or 8.29 for five days, or shall remain in violation of the requirements of any covenant contained in Sections 8.3(a), 8.6, or 8.32 for ten days, or shall remain in violation of the requirements of any covenant contained in Sections 8.16 or 8.18 for fifteen days, or shall remain in violation of the requirements of any covenant contained in Sections 8.2, 8.4 or
         8.31 for 30 days;

                  (c) after written notice thereof has been given to the Borrower by the Administrative Agent, the Borrower or any Subsidiary, as the case may be, shall remain in violation of the requirements of any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) or in any other Credit Document for 30 days;

                  (d) any representation, warranty, certification or statement made by the Borrower or any of its Subsidiaries in this Agreement, any other Credit Document or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Debt aggregating $3,000,000 or more (other than the Notes) when due or within any applicable grace period or any event or condition shall occur which results in the acceleration of the maturity of any Debt aggregating $3,000,000 or more of the Borrower or any Subsidiary or the termination of any commitment to lend any Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof or terminate any commitment to lend such Debt;

                  (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (h) any ERISA Event shall have occurred with respect to a Plan and, 30 days after notice of such occurrence shall have been given to the Borrower by the Administrative Agent (i) such ERISA Event shall still exist and (ii) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or, in the case of a Plan with respect to which an ERISA Event described in clauses (b), (c), (e) and (f) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $3,000,000;

                  (i) the Borrower, any Subsidiary or any ERISA Affiliate of any of them shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower, any Subsidiary or any ERISA Affiliate of any of them as Withdrawal Liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $2,000,000 per annum;

                  (j) the Borrower, any Subsidiary or any ERISA Affiliate of any of them shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated within the meaning of Title IV of ERISA if, as a result of such reorganization or termination, the aggregate annual contributions of the Borrower, the Subsidiaries and the ERISA Affiliates of any of them to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the aggregate amounts contributed to such Multiemployer Plans for the respective plan year of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000;

                  (k) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment(s) or order(s) shall continue unsatisfied and unstayed for a period of 20 days or one or more attachments or executions against any of the property of the Borrower or any Subsidiary for an aggregate amount in excess of $5,000,000 shall remain unstayed or undismissed for a period of 20 days;

                  (1) this Agreement or any of the Credit Documents shall cease for any reason to be in full force and effect other than by reason of any action or inaction of the Collateral Agent, the Administrative Agent or the Lenders, or the security interests created by the Security Documents shall cease to be enforceable or shall not have the priority purported to be created thereby in each case subject only to Liens permitted to exist under Section 8.10 and as otherwise contemplated by the Credit Documents or the Borrower or any of its Subsidiaries shall assert any of the foregoing;

                  (m) there shall occur the loss, theft, substantial damage to or destruction of any property of the Borrower or its Subsidiaries not fully covered by insurance, which by itself or with other such losses, thefts, damages or destructions could reasonably be expected to render the Borrower unable to perform any of its material obligations hereunder or under the other Credit Documents, or there shall occur the exercise of the right of condemnation or eminent domain for any property of the Borrower or its Subsidiaries which by itself or with other such exercises of the right of condemnation or eminent domain could reasonably be expected to render the Borrower unable to perform its obligations hereunder or under the other Credit Documents; or

                  (n)      a Change of Control shall have occurred;

then, and in every such event, the Administrative Agent (i) shall, at the request of the Required Lenders, by notice to the Borrower, terminate the Commitments and they shall thereupon terminate, (ii) shall, at the request of the Required Lenders, by notice to the Borrower, declare the Notes (together with accrued interest thereon) and all other Bank Obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be, and the Notes and all other Bank Obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall thereupon become, immediately due and payable as if the Letters of Credit had been drawn in full, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) as to any and all amounts then due hereunder or under the other Credit Documents (whether by acceleration or otherwise), may, and at the request of the Required Lenders shall, set off or cause to be set off amounts in any account maintained with any Lender or otherwise enforce rights against any of the Collateral in the possession of any Secured Party (other than the Merchandise Letter of Credit Bank), (iv) may, and at the request of the Required Lenders shall, enforce against any of the other Collateral any and all rights and remedies under the Credit Documents or applicable law and (v) may, and at the request of the Required Lenders shall, exercise any and all other rights and remedies under the Credit Documents or applicable law; provided, that without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, in the case of the occurrence of (x) any of the Events of Default specified in clause (f) or (g) above with respect to the Borrower, (y) any of the Events of Default specified in clause (e) above with respect to the Prudential Real Estate Financing as to which Prudential either accelerates the maturity of any of the Debt owing by the Borrower or any of its Subsidiaries to Prudential with respect thereto or otherwise exercises any of its rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, or (z) any of the Events of Default specified in clause (e) above with respect to the Synthetic Lease Documents as to which the Synthetic Lease Banks or the certificate trustee thereunder accelerate the maturity of any amounts owing by the Borrower to such certificate trustee or by such certificate trustee to the Synthetic Lease Banks with respect thereto or otherwise exercise any of their or its rights or remedies to liquidate, realize or foreclose upon any collateral securing such Debt, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other Bank Obligations and liabilities of the Borrower hereunder and under the other Credit Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable as if the Letters of Credit had been drawn in full without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account maintained with the Collateral Agent an amount equal to 103% of the aggregate then undrawn and unexpired amount of all such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the reimbursement of all amounts drawn under such Letters of Credit and the payment of all other amounts due in respect of such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Bank Obligations of the Borrower hereunder and under the Notes and the other Credit Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes and the other Credit Documents shall have been performed and paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  SECTION 9.2 Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the proceeds of the Additional Collateral and all other payments received under this Agreement or the other Credit Documents (including as a result of or in connection with a proceeding under the United States Bankruptcy Code or any other similar state law proceeding involving the Borrower) which do not constitute identifiable proceeds of Original Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations in the following order:

                  (i) FIRST, to payment of all unreimbursed costs and expenses of the Administrative Agent or the Collateral Agent which are payable by the Borrower pursuant to any of the Credit Documents and all unreimbursed costs and expenses of the Lenders which are payable pursuant to Section 11.3;

                  (ii) SECOND, to payment first of the accrued and unpaid interest on, next the principal of and then all other amounts due under, the Credit Documents in respect of the Swingline Loans and any New Cash Management Obligations remaining unpaid after the exercise of any set-off rights available to the New Cash Management Bank pursuant to Section 11.4, such payment to be made ratably amongst the Swingline Lenders and the New Cash Management Bank in accordance with the proportion which the aggregate principal amount of the outstanding Swingline Loans owing to the Swingline Lenders at the time bears to the principal amount of such New Cash Management Obligations, until such interest, principal and other amounts shall be paid in full;

             (iii) THIRD, subject to the provisions of the Inter-Facility Agreement to the extent applicable, to payment first of the accrued and unpaid interest on, next the principal of the Restructured Obligations (including the outstanding amount of any Reimbursement Obligations in respect of the Letters of Credit and the cash collateralization of any undrawn Letters of Credit in an amount equal to 103% of the then undrawn amount thereof) and any Covered Obligations ratably amongst the Lenders and the holders of the Covered Obligations in accordance with the proportion which the aggregate principal amount of the outstanding Restructured Obligations owing to the Lenders at the time bears to the aggregate principal amount of such Covered Obligations until the interest on and principal of the Restructured Obligations and such Covered Obligations shall be paid or provided for in full;

                  (iv) FOURTH, to the payment of all other Bank Obligations ratably amongst the Lenders and the Letter of Credit Bank in accordance with the proportion which the amount of such other Bank Obligations owing to each such Lender and the Letter of Credit Bank bears to the aggregate principal amount of such other Bank Obligations owing to all of the Lenders and the Letter of Credit Bank until such other Bank Obligations shall be paid in full; and

                  (v) FIFTH, the balance, if any, after all of the Bank Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

                  The Borrower acknowledges and agrees that it shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Additional Collateral and all other payments received under this Agreement and applied pursuant to this Section 9.2 to the sums referred to in the first through fourth clauses above and (y) the aggregate amount of the sums referred to in the first through fourth clauses above.

                  (b) If an Event of Default shall have occurred and be continuing, the proceeds of the Original Collateral and all other payments received under this Agreement or the other Credit Documents (including as a result of or in connection with a proceeding under the United States Bankruptcy Code or any other similar state law proceeding) which constitute identifiable proceeds of Original Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations owing to the Original Secured Parties in the following order:

                  (i) FIRST, subject to the Inter-Facility Agreement to the extent applicable, to payment of all unreimbursed costs and expenses of the Administrative Agent or the Collateral Agent which are payable by the Borrower pursuant to any of the Credit Documents and all unreimbursed costs and expenses of the Lenders which are payable pursuant to Section 11.3;

                  (ii) SECOND, subject to the provisions of the Inter-Facility Agreement to the extent applicable, to payment of that portion of the Restructured Obligations constituting accrued and unpaid interest and fees ratably amongst the Administrative Agent and the Lenders in accordance with the proportion which the accrued interest and fees constituting the Restructured Obligations owing to the Administrative Agent and each such Lender at such time bears to the aggregate amount of accrued interest and fees constituting the Restructured Obligations owing to the Administrative Agent and all of the Lenders at such time until such interest and fees shall be paid in full;

             (iii) THIRD, subject to the provisions of the Inter-Facility Agreement to the extent applicable, to payment of the principal of the Restructured Obligations (including the outstanding amount of any Reimbursement Obligations in respect of the Letters of Credit and the cash collateralization of any undrawn Letters of Credit in an amount equal to 103% of the then undrawn amount thereof) ratably amongst the Lenders in accordance with the proportion which the principal amount of the Restructured Obligations owing to each such Lender bears to the aggregate principal amount of the Restructured Obligations owing to all of the Lenders until such principal of the Restructured Obligations shall be paid in full;

                  (iv) FOURTH, to the payment of all other Restructured Obligations ratably amongst the Lenders and the Letter of Credit Bank in accordance with the proportion which the amount of such other Restructured Obligations owing to each such Lender and the Letter of Credit Bank bears to the aggregate principal amount of such other Restructured Obligations owing to all of the Lenders and the Letter of Credit Bank until such other Restructured Obligations shall be paid in full; and

                  (v) FIFTH, the balance, if any, after all of the Restructured Obligations have been satisfied, shall be returned to the Borrower or paid over to such other Person as may be required by law.

             The Borrower acknowledges and agrees that it shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Original Collateral and all other payments received under this Agreement and applied pursuant to this Section 9.2 to the sums referred to in the first through fourth clauses above and (y) the aggregate amount of the sums referred to in the first through fourth clauses above.

         SECTION 10. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  SECTION 10.1 Appointment and Authorization. Each Lender and the Letter of Credit Bank irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers, under this Agreement and the Notes and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 10.2 Administrative Agent, Collateral Agent and Affiliates. The Administrative Agent and the Collateral Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent or the Collateral Agent, and the Administrative Agent and the Collateral Agent and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent or the Collateral Agent.

                  SECTION 10.3 Action by Agents. The obligations of the Administrative Agent and the Collateral Agent hereunder and under the other Credit Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, neither the Administrative Agent nor the Collateral Agent shall be required to take any action with respect to any Default, except as expressly provided with respect to the Administrative Agent in Section 9 and with respect to the Collateral Agent in the Security Documents and except that the Administrative Agent and the Collateral Agent, as the case may be, shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, that unless and until the Administrative Agent or the Collateral Agent, as the case may be, shall have received such directions, the Administrative Agent and the Collateral Agent, as the case may be, may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable.

                  SECTION 10.4 Consultation with Experts. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 10.5 Liability of Agents. Notwithstanding any other provision, express or implied, to the contrary in this Agreement or any other Credit Document, neither the Administrative Agent, the Collateral Agent nor any of their directors, officers, agents, or employees shall be liable for any action taken or not taken by them in connection herewith or in connection with any other Credit Document (i) with the consent or at the request of the applicable Lenders, or (ii) in the absence of their own gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction. Neither the Administrative Agent, the Collateral Agent nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 6 (except where the satisfaction of the Administrative Agent is specifically required); or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any Letter of Credit, any other Credit Document or any other instrument or writing furnished in connection herewith or therewith. Neither the Administrative Agent nor the Collateral Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

                  SECTION 10.6 Indemnification. Each Lender shall indemnify the Administrative Agent and the Collateral Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in Ratable Proportion, against any cost, expense (including counsel fees of outside and in-house counsel and disbursements), claim, demand, action, loss, damage, penalty, judgment, disbursement or liability (except those which result solely from the Administrative Agent's or the Collateral Agent's gross negligence or willful misconduct, as determined by a final order or judgment of a court of competent jurisdiction) that the Administrative Agent or the Collateral Agent may suffer or incur in connection with this Agreement or any other Credit Document or any action taken or omitted by the Administrative Agent or the Collateral Agent hereunder or thereunder. The agreements in this Section 10.6 shall survive the payment and performance of the Bank Obligations and the termination of this Agreement. Without limiting the foregoing, the agreements contained in Section 10.6 of the

Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 10.7 Credit Decision. Each Lender expressly acknowledges that neither the Administrative Agent, the Collateral Agent nor any of the Co-Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, the Collateral Agent or the
Co-Agents hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Collateral Agent or the Co-Agents to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent, the Collateral Agent nor any of the Co-Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the
Borrower or any Subsidiary which may come into the possession of the Administrative Agent, the Collateral Agent or any of the Co-Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  SECTION 10.8 Successor Agents. Each of the Administrative Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be. If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, such successor agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and, upon such acceptance of appointment, such retiring agent shall be discharged from its duties and obligations hereunder. After any retiring agent's resignation hereunder as Administrative Agent or Collateral Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as the case may be.

                            SECTION 11. MISCELLANEOUS

                  SECTION 11.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or telecopy number set forth on Schedule I or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service for next Domestic Business Day delivery or (iii) by telecopy, receipt confirmed; provided, that information furnished by the Borrower pursuant to Sections 8.1(a) through (f) or pursuant to Sections 8.1(i), (j), (l), (n)(i) and (r) may be sent by first class mail. Each such notice, request or communication shall be effective (i) if delivered by hand, or by nationally recognized courier service, when delivered at the address specified in this
Section 11.1 and (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number, as the case may be, specified in this Section 11.1 and the appropriate answerback or confirmation is received and (iii) if by first class mail, when mailed to the address specified in this Section 11.1.

                  SECTION 11.2 No Waivers. No course of dealing between the Collateral Agent, the Administrative Agent, any Lender and the Borrower or any failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver of any right, power or privilege hereunder or under any Note or other Credit Document, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any Credit Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  SECTION 11.3 Expenses; Documentary Taxes. Whether or not any Loans are made or Letters of Credit are issued or any other transactions contemplated by the Credit Documents shall be consummated, the Borrower shall pay on demand all "out-of-pocket" expenses of the Administrative Agent, the Collateral Agent and the Lenders in connection with the preparation, and, in the case of the Administrative Agent and the Collateral Agent, the administration, of this Agreement and the other Credit Documents (including the reasonable collateral monitoring and field examination fees of the Collateral Agent), any waiver or consent hereunder or thereunder, any amendment or modification hereof or thereof or incurred by the Administrative Agent, the Collateral Agent, the Letter of Credit Bank or any Lender in connection with any Default or alleged Default hereunder and the protection, maintenance and preservation of the Collateral including, without limitation, reasonable fees and disbursements of counsel (including, without limitation, the allocated costs of in-house counsel), accountants and financial advisors and including specifically ZR&G, Emmet, Marvin & Martin LLP, special real estate counsel and any local real estate counsel for the Administrative Agent and the Collateral Agent and Ernst & Young LLP, financial advisors to ZR&G and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the reasonable fees and disbursements of the Letter of Credit Bank and any Lender. The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Letter of Credit Bank and each Lender against any transfer taxes, excise taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement, the Notes or any other Credit Document, any modifications thereof or in connection with the Collateral. Without limiting the foregoing, the provisions of this Section 11.3 shall survive the payment and performance of the Bank Obligations and the termination of this Agreement, and the agreements contained in Section 11.3 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

             SECTION 11.4 Sharing of Set-offs. Each Secured Party (other than the Merchandise Letter of Credit Bank) agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive any payment in respect of Secured Obligations, such payment shall be applied as follows: (x) if such Secured Party is a Swingline Lender and there are Swingline Loans outstanding, and the payment received is of a proportion of the aggregate amount of principal and interest due on the Swingline Loans held by it which is greater than that received by any other Swingline Lender in respect of the aggregate amount of principal and interest due with respect to the Swingline Loans held by such other Swingline Lender, the Swingline Lender receiving such proportionately greater payment shall purchase such participations in the Swingline Loans held by the other Swingline Lenders and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Swingline Loans held by the Swingline

Lenders owing to them shall be shared by the Swingline Lenders pro rata; (y) if such Secured Party is not a Swingline Lender and there are Swingline Loans outstanding, such Secured Party shall pay over the payment received to the Administrative Agent for distribution to the Swingline Lenders, pro rata until all amounts owing in respect of the Swingline Loans shall have been paid in full; and (z) if no Swingline Loans are outstanding, and the payment received is of a proportion of the aggregate amount of principal and interest due with respect to the Restructured Loans held by it or the Reimbursement Obligations or Covered Obligations owing to it which is greater than the proportion received by any other such Secured Party in respect of the aggregate amount of principal and interest due with respect to the Restructured Loans held by such other Secured Party and the Reimbursement Obligations or Covered Obligations owing to it, the Secured Party receiving such proportionately greater payment shall purchase such participation in the Restructured Loans held by the other Secured Parties and/or the Reimbursement Obligations or Covered Obligations owing to them, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Restructured Loans held by the Secured Parties or the Reimbursement Obligations or Covered Obligations owing to them shall be shared by the Secured Parties pro rata; provided, that except as provided in clauses (x) and (y) of this Section 11.4, nothing in this Section
11.4 shall impair the right of any Secured Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the Reimbursement Obligations or Covered Obligations owing to it; and provided, further, that notwithstanding anything to the contrary contained in this Section 11.4, the New Cash Management Bank shall be entitled to retain any payments it receives in respect of the New Cash Management Obligations as a result of exercising any right of set-off. Each Lender further agrees that if it shall hold a Revolving Note and a Swingline Note, any payment in respect of such Notes resulting from its exercise of any right described in this Section 11.4 shall be applied first to the aggregate amount owing under its Swingline Note and second, to the aggregate amount owing under its Revolving Note. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Reimbursement Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 11.5 Amendments and Waivers. (a) Any provision of this Agreement, the Notes or the other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Lenders (and, (i) if the rights or duties of the Administrative Agent, the Collateral Agent or the Co-Agents are affected thereby, by the

Administrative Agent, the Collateral Agent or the Co-Agents, as the case may be, and (ii) if the rights or duties of the Letter of Credit Bank are affected thereby, by the Administrative Agent, the Collateral Agent and the Letter of Credit Bank); provided, that no such amendment or waiver shall, unless signed
(w) by the Majority Lenders and all the Swingline Lenders (other than Defaulting Lenders), change the definition of "Required Inventory" for purposes of Section 6.3(a) or modify the substance of Section 8.26 or the Swingline Compliance Certificate, (x) by all the Restructuring Lenders (other than Defaulting Lenders) affected thereby (i) reduce the principal of or rate of interest on any Restructured Loan or any fees hereunder in respect of the Restructured Loans,
(ii) postpone any of the mandatory commitment  reductions referred to in Section
2.8 or the date fixed for any payment or mandatory prepayment of principal of or interest on any Restructured Loan or any fees payable hereunder, (iii) amend or waive any provision of this proviso (x), (iv) substitute, discharge, release or surrender all or substantially all of the Original Collateral, except as permitted in the Credit Documents, (v) amend Section 9.2(b) or (vi) release any Guarantee of the Bank Obligations, and (y) by all the Swingline Lenders (other than Defaulting Lenders) affected thereby (i) reduce the principal of or rate of interest on any Swingline Loan or any fees hereunder in respect the Swingline Loans, (ii) postpone any of the mandatory commitment reductions referred to in
Section 2.8 or the date fixed for any payment or mandatory prepayment of principal of or interest on any Swingline Loan or any fees payable hereunder,
(iii) amend or waive any provision of proviso (w), or this proviso (y), (iv) amend Section 9.2(a), (v) change the definition of "Required Inventory" for purposes of Sections 2.8(g) or 2.9(d), (vi) release any Guarantee of the Bank Obligations or (vii) amend or waive the requirements of Section 6.3, and (z) by all the Lenders (other than Defaulting Lenders) (i) increase or decrease any Commitment of any Lender or subject any Lender to any additional obligation to extend credit hereunder, (ii) change the definitions of "Majority Lenders" or "Required Lenders", (iii) amend or waive any provision of this proviso (z), or this Section 11.5 (except as provided in proviso (w), proviso (x) and proviso
(y)); (iv) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Section 11.5 or to require the Administrative Agent to take any action pursuant to Section 9.1, (v) substitute, discharge, release or surrender all or substantially all of the Additional Collateral except as permitted in the Credit Documents, (vi) amend or waive the provisions of Section 2.8 in any way which would reduce the amounts of payments the Borrower is otherwise required to make pursuant thereto or which would change the manner in which such payments are to be applied or (vii) amend or waive the provisions of the second sentence of Section 11.6(a).

                  (b) Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section

11.5 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this
Section 11.5 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

                  SECTION   11.6   Successors   and   Assigns;   Participations;
Purchasing Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Secured Parties (other than the Merchandise Letter of Credit Bank), the Administrative Agent, the Collateral Agent, all future holders of the Notes and the Participating Interests and their respective successors and assigns. Notwithstanding the foregoing, the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks, mutual funds or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents, including, without limitation, its interest in the L/C Obligations. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents.

                  The Borrower agrees that if amounts outstanding under this Agreement, the Notes or any other Credit Document are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or the other Credit Documents; provided, that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 11.4. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 5.3, 5.4, 5.5, 5.9 and 11.10 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that any agreement between such Lender and any Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement or modification to this Agreement or the other Credit Documents except (to the extent such Participant would be affected thereby) in connection with the matters specified in Section 11.5 which would require the consent of such Lender.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any Affiliate thereof (subject to compliance with clause (j) below) and, with the consent of the Borrower (which shall not be unreasonably withheld or delayed but shall not be required to be obtained after the occurrence and during the continuance of an Event of Default), to one or more additional banks, each having total assets in excess of $1,500,000,000 or one or more additional mutual funds or other financial institutions each having total assets in excess of $250,000,000 (each a "Purchasing Lender") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including, without limitation, all or a portion of its Commitments and the Loans at the time owing to it and the Notes held by it); provided, however, that each Assignment shall be of a constant, not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement in respect of (i) its Revolving Commitment and its Swingline Commitment (if any) (ii) its Tranche A Term Loan and its Tranche B Term Loan or (iii) its Commitments and its Term Loans; provided, that it shall not be necessary for any Lender to sell the same percentage of its Commitments and its Term Loans (as the case may be) (although each such percentage of its Commitments and its Term Loans must be a constant, not a varying percentage); provided, further, that the Commitments purchased and the Term Loans purchased by any such Purchasing Lender shall each be equal to at least $5,000,000 in the case of a Purchasing Lender that is not then a Lender (unless the Commitments or Term Loans so purchased constitute 100% of such Commitments or Term Loans of the transferor Lender). Each sale pursuant to this subsection (c) shall be effected pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit M, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower, if required, and the Administrative Agent) and delivered to the Administrative Agent for its acceptance for recording in the Register.

             Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date (as defined in such Commitment Transfer Supplement), (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender with a Commitment or Term Loans (as the case may be) hereunder and under the other Credit Documents as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement other than pursuant to Sections 3.9 and 10.6 with respect to periods prior to the Transfer Effective Date (except to the extent such obligations are assumed and performed by such Purchasing Lender) and other than pursuant to Section 11.16 (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment or Term Loans percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Credit Documents. On or prior to the Transfer Effective Date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, a new Note or new Notes to the order of such Purchasing Lender in an amount equal to the Commitment or Term Loans assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained a Commitment or Term Loans hereunder, a new Note or new Notes to the order of the transferor Lender in an amount equal to the Commitment or Term Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Note or Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

                  (d) The Administrative Agent shall maintain at its address referred to in Section 11.1 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to and, as to Letters of Credit, the Participating Interest of, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan or Participating Interests recorded therein for all purposes of this Agreement and the other Credit Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an

Affiliate thereof, by the Borrower, if required) together with payment to the Administrative Agent of a recordation and processing fee of $3,500 for each such transfer, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which had been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided, however, that prior to any such disclosure, each such Transferee or prospective Transferee shall execute an agreement whereby such Transferee or prospective Transferee shall agree to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender on the same terms as contained in Section 11.16.

                  (g) If, pursuant to this Section 11.6, any interest in this Agreement or any Note or the other Credit Documents is transferred to any Transferee which is not a United States Person, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender registered in the Register, the Administrative Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Lender in accordance with applicable law.

                  (i) If the Euro-Dollar Reference Bank assigns its Notes to an unaffiliated institution, the Administrative Agent shall, in consultation with the Borrower and with the consent of the Majority Lenders, appoint another Lender to act as the Euro-Dollar Reference Bank hereunder.

                  (j) Notwithstanding the other provisions of this Section 11.6, no Lender may at any time make an assignment or sell a participation to (i) any other Lender hereunder, (ii) any Purchasing Lender (iii) any Participant or (iv) any Affiliate of any other Lender, any Purchasing Lender, or any Participant, if after giving effect to such assignment or participation and all substantially contemporaneous assignments and participations, the assignee Lender's, Purchasing Lender's or Participant's percentage or percentage interests, when taken together with the percentages and percentage interests of all Affiliates of such Lender, such Purchasing Lender, or such Participant, of the sum of (x) the Term Loans then outstanding at such time plus (y) the aggregate Commitments then in effect at such time (or, if no Commitments remain in effect, but Revolving Loans and/or Swingline Loans or Letters of Credit remain outstanding, such Loans and any Participating Interest) would exceed 30%.

                  SECTION 11.7 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 11.8 Applicable Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES AND BY FEDERAL LAW TO THE EXTENT APPLICABLE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY MORTGAGE FILED IN JURISDICTIONS OUTSIDE OF NEW YORK, THE LAWS OF SUCH JURISDICTION WHERE SUCH MORTGAGE WAS FILED SHALL APPLY.

                  SECTION 11.9 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, the other Credit Documents and the Fee Letter constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when the Administrative Agent shall have received counterparts hereof signed by all of the parties hereto and when the conditions contained or referred to in Section 6.2 shall have been satisfied or waived.

                  SECTION 11.10 Indemnity. The Borrower agrees to indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Co-Agents, the Letter of Credit Bank, the Lenders, and the other parties to this Agreement, together with their respective directors, officers, Affiliates, attorneys, experts and agents (each, an "Indemnified Party") from and against all costs, expenses (including fees and disbursements of counsel, including without limitation, the allocated costs of in-house counsel) and liabilities arising out of or relating to any investigation, litigation or other proceedings (regardless of whether an Indemnified Party is a party thereto) which relate to the Loans, any Letter of Credit, the use of the proceeds of the Loans by the Borrower, the use of the Letters of Credit, or the Collateral including, without limitation, the financing and other transactions contemplated hereby, or any transactions connected with any of the foregoing, but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of (i) the gross negligence or willful misconduct of the Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction, or (ii) claims of one Lender against another not involving acts or omissions of the Borrower. This indemnity shall survive the termination of this Agreement and payment and performance of the Bank Obligations. Without limiting the foregoing, the agreements contained in Section 11.10 of the Existing Credit Agreement shall continue in full force and effect as to the matters covered thereby.

                  SECTION 11.11 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-AGENTS, THE LETTER OF CREDIT BANK AND EACH LENDER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE CREDIT DOCUMENTS OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER, ON THE ONE HAND, AND THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE CO-AGENTS, THE LETTER OF CREDIT BANK AND/OR ANY ONE OR MORE OF THE LENDERS, ON THE OTHER HAND. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY ONE OR MORE OF THE CREDIT DOCUMENTS OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE COLLATERAL AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES

THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT, THE CO-AGENTS, THE ADMINISTRATIVE AGENT, THE LETTER OF CREDIT BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE CREDIT DOCUMENTS OR THE COLLATERAL AGAINST THE BORROWER, ANY SUBSIDIARY OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

                  SECTION 11.12 Survival of Obligations Under Fee Letter. Notwithstanding anything herein or in any other agreement to the contrary, the execution and delivery of this Agreement shall not be deemed to impair or otherwise affect any obligations of any party thereto under the Fee Letter except to the extent that such obligations are satisfied by this Agreement and the other Credit Documents.

                  SECTION 11.13 Invalidity. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation, it shall be deemed modified to conform to the minimum requirements of such law or regulation or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without the remainder thereof or any of the remaining provisions of this Agreement being prohibited or invalid.

             SECTION 11.14 Substitution of Lenders. In the event that (i) the Borrower shall at any time be required under Section 5.3 to withhold any Charges in respect of any amount payable to any Lender under this Agreement or under any other Credit Document, (ii) the Borrower shall be required to pay any amounts to any Lender (but not the other Lenders) pursuant to Section 5.4 or 5.9 or (iii) the obligation of any Lender (but not the other Lenders) to make Euro-Dollar
Loans shall be suspended pursuant to Section 5.8, then the Borrower may substitute another bank or trust company acceptable to the Majority Lenders to assume the Commitments and/or the Loans of such Lender and to purchase the Notes and other obligations owing by the Borrower to such Lender under the Credit Documents, all in accordance with Section 11.6, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal/face amount of the Bank Obligations payable to such Lender plus any accrued but unpaid interest on the Bank Obligations and accrued but unpaid fees and other amounts in respect of that Lender's Commitment and Loans plus any amount that would be payable to such Lender pursuant to Section 5.5 if its Bank Obligations were prepaid on such date. Upon such purchase such Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Credit Documents upon the performance and payment in full of all of the Bank Obligations) and, subject to Section 11.6, the replacement bank shall succeed to the rights and benefits of such Lender hereunder. The Administrative Agent and the Lenders shall cooperate with the Borrower to amend the Credit Documents to reflect such substitution.

                  SECTION 11.15 Effect of Amendment and Restatement of the Existing Credit Agreement; Confirmation of Security Documents. On the Closing Date, the Existing Credit Agreement shall be amended and restated to read as set forth herein. The Borrower acknowledges and agrees that (i) the Liens and security interests securing payment of the Existing Obligations are in all respects continuing and in full force and effect and secure the payment of the Existing Obligations and that the Notes outstanding under the Existing Credit Agreement are replaced by the Notes issued hereunder, (ii) the term "Credit Agreement" as used in the Security Documents shall hereafter mean this Agreement and (iii) upon the effectiveness of this Agreement, all outstanding letters of credit under the Existing Credit Agreement will be converted into Letters of Credit hereunder, in each case upon the terms and conditions set forth in this Agreement.

                  SECTION 11.16 Confidentiality. Each of the Administrative Agent, the Collateral Agent, each Co-Agent, each Lender, the Letter of Credit Bank, the Hedging Bank, the Existing Cash Management Banks and the New Cash Management Bank (each a "Recipient") agrees (which agreement shall survive the termination of this Agreement) that financial information, information from the Borrower's books and records, information concerning the Borrower's trade secrets and patents and any other information received from the Borrower hereunder which at the time of receipt is clearly labeled as confidential shall be treated as confidential by such Recipient and each Recipient agrees to use its reasonable best efforts to ensure that such information is not published, disclosed or otherwise divulged to anyone other than employees or officers and its counsel and agents; provided, however, it is understood that the foregoing shall not apply to:

                  (i) disclosure made with the prior written authorization of the Borrower;

                  (ii) disclosure of (x) information (other than information received from the Borrower prior to or under this Agreement) already known by, or in the possession of such Recipient without restrictions on the disclosure thereof at the time such information is supplied to such Recipient by the Borrower hereunder or (y) information also furnished to such Recipient by a third party not known by the Recipient to have any similar duty of confidentiality to the Borrower;

                  (iii)   disclosure  of   information   which  is  required  by
         applicable law or to a Governmental Authority having supervisory authority over any party hereto;

                  (iv) disclosure of information in connection with any suit, action or proceeding in connection with the enforcement of rights hereunder or under any Credit Document;

                  (v) disclosure of information as provided in Section 11.6(f);

                  (vi) disclosure by any party hereto to any other party hereto, including disclosure by the Administrative Agent or the Collateral
         Agent to any of the other Recipients or to their counsel, representatives or agents;

                  (vii) disclosure by any party hereto to any entity, or to any subsidiary of such an entity, which owns, directly or indirectly, more than 40% of the voting stock of such party, or to any subsidiary of such an entity (provided that such entities and subsidiaries shall maintain information disclosed to them subject to the provisions of this Section 11.16); or

                  (viii) disclosure of information that prior to such disclosure has become public knowledge through no violation of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                    PAYLESS CASHWAYS, INC.


                    By:  /S/ Stephen A. Lightstone
                         -------------------------------------
                         Title:  Senior Vice President



                         CANADIAN IMPERIAL BANK OF COMMERCE, AGENCY, as Administrative Agent and Collateral Agent


                    By:  /s/ Elizabeth K. Schreiber
                         -------------------------------------
                         Title:  As Agent



                         CIBC INC., as a Lender


                    By:  /s/ Elizabeth K. Schreiber
                         -------------------------------------
                         Title:  Authorized Signatory



                         CANADIAN IMPERIAL BANK OF COMMERCE, as Letter of Credit and Hedging Bank


                    By:  /s/ Elizabeth K. Schreiber
                         -------------------------------------
                         Title:  Authorized Signatory



                         BANK OF AMERICA  NATIONAL  TRUST AND SAVINGS
                         ASSOCIATION, as Co-Agent, as a Lender and as an Existing Cash Management Bank


                    By:  /s/ Lynn Simmons
                         -------------------------------------
                         Title:  Vice President



                         THE BANK OF NOVA SCOTIA, as Co-Agent and as a Lender


                    By:  /s/ T.C.H. Ashby
                         -------------------------------------
                         Title:  Senior Manager Loan Operations



                         NATIONSBANK OF TEXAS, N.A., as Co-Agent, as a Lender and as an Existing Cash Management Bank


                    By:  /s/ Jay T. Wampler
                         -------------------------------------
                         Title:  Vice President

                         NATIONSBANK, N.A.


                    By:  /s/ Caryn Chittenden
                         -------------------------------------
                         Title:  Vice President



                         OAKTREE CAPITAL MANAGEMENT, LLC, as agent for certain funds and accounts


                    By:  /s/ George Leiva
                         -------------------------------------
                         Title:  Managing Director

                    By:  /s/ Kenneth Liang
                         -------------------------------------
                         Title:  Managing Director and General Counsel



                         BOATMEN'S  FIRST  NATIONAL  BANK  OF  KANSAS
                         CITY,   as  a   Lender,   as  the  New  Cash
                         Management Bank, and as the Foreign Exchange
                         Bank


                    By:  /s/ Phil A. Conrady
                         -------------------------------------
                         Title:  Vice President



                         THE DAI-ICHI KANGYO BANK LTD., CHICAGO BRANCH


                    By:  /s/ S. Ino
                         -------------------------------------
                         Title:  Vice President



                         FIRST BANK NATIONAL ASSOCIATION, as a Lender and as an Existing Cash Management Bank


                    By:  /s/ Jack L. Quitmeyer
                         -------------------------------------
                         Title:  Vice President



                         LEHMAN COMMERCIAL PAPER INC.


                    By:  /s/ Dennis J. Dee
                         -------------------------------------
                         Title:  Authorized Signatory



                         NATIONAL CITY BANK, INDIANA


                    By:  /s/ Michael J. Stewart
                         -------------------------------------
                         Title:  Vice President



                         THE SUMITOMO BANK, LIMITED


                    By:  /s/ Ken-Ichiro Kobayashi
                         -------------------------------------
                         Title:  Joint General Manager

                         UNION BANK OF CALIFORNIA, N.A.


                    By:  /s/ Christiana Creekpaum
                         -------------------------------------
                         Title:  Vice President



                         ABN AMRO BANK  N.V.


                    By:  /s/ Steven C. Wimpenny
                         -------------------------------------
                         Title:  Authorized Signer


                    By:  /s/ Steven Gutman
                         -------------------------------------
                         Title:  Authorized Signer



                         VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST


                    By:  /s/ Brian W. Good
                         -------------------------------------
                         Title:  Vice President



                         INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL
                         CORPORATION


                    By:  /s/ Joan M. Chiappe
                         -------------------------------------
                         Title:  Vice President

                       MORGENS, WATERFALL VINTIADIS & CO., INC., as agent for certain funds and accounts


                    By:  /s/ Stuart Brown
                         -------------------------------------
                         Title:  Authorized Agent